                                                                   EXHIBIT 4.3




- ------------------------------------------------------------------------------

                         FOOD 4 LESS SUPERMARKETS, INC.

               TO BE MERGED WITH AND INTO RALPH'S GROCERY COMPANY

                                      AND

                             SUBSIDIARY GUARANTORS

                                      AND

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                    TRUSTEE

                               _________________

                                   INDENTURE

                          Dated as of           , 1995

                                ________________

                                  $450,000,000

                          % Senior Subordinated Notes
                                    due 2005


- ------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE

  TIA                                          Indenture
Section                                         Section
- -------                                         -------
310(a)(1)..................................      8.10
   (a)(2)..................................      8.10
   (a)(3)..................................      N.A.
   (a)(4)..................................      N.A
   (a)(5)..................................      8.10; 8.11
   (b).....................................      8.08; 8.10;
                                                 13.02
   (c).....................................      N.A.
311(a).....................................      8.11
   (b).....................................      8.11
   (c).....................................      N.A.
312(a).....................................      2.05
   (b).....................................      13.03
   (c).....................................      13.03
313(a).....................................      8.06
   (b)(1)..................................      N.A
   (b)(2)..................................      8.06
   (c).....................................      8.06; 13.02
   (d).....................................      8.06
314(a).....................................      5.07; 5.09;
                                                 13.02
   (b).....................................      N.A.
   (c)(1)..................................      8.02; 13.04
   (c)(2)..................................      8.02; 13.04
   (c)(3)..................................      N.A.
   (d).....................................      N.A.
   (e).....................................      13.05
   (f).....................................      N.A
315(a).....................................      8.01(b)
   (b).....................................      8.05; 13.02
   (c).....................................      8.01(a)
   (d).....................................      8.01(c)
   (e).....................................      7.11
316(a)(last sentence)......................      2.09
   (a)(1)(A)...............................      7.05
   (a)(1)(B)...............................      7.04
   (a)(2)..................................      N.A.
   (b).....................................      7.07
317(a)(1)..................................      7.08
   (a)(2)..................................      7.09
   (b).....................................      2.04
318(a).....................................      13.01
   (c).....................................      13.01
- ----------------------

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


                                                           Page
                                                           ----
Section 1.01   Definitions...............................
Section 1.02   Incorporation by Reference of TIA.........
Section 1.03   Rules of Construction.....................


                          ARTICLE TWO

                        THE SECURITIES

Section 2.01   Form and Dating...........................
Section 2.02   Execution and Authentication..............
Section 2.03   Registrar and Paying Agent................
Section 2.04   Paying Agent to Hold Assets in Trust......
Section 2.05   Securityholder Lists......................
Section 2.06   Transfer and Exchange.....................
Section 2.07   Replacement Securities....................
Section 2.08   Outstanding Securities....................
Section 2.09   Treasury Securities.......................
Section 2.10   Temporary Securities......................
Section 2.11   Cancellation..............................
Section 2.12   Defaulted Interest........................
Section 2.13   CUSIP Number..............................


                         ARTICLE THREE

                          REDEMPTION

Section 3.01   Notices to Trustee........................
Section 3.02   Selection of Securities to Be Redeemed....
Section 3.03   Notice of Redemption......................
Section 3.04   Effect of Notice of Redemption............
Section 3.05   Deposit of Redemption Price...............
Section 3.06   Securities Redeemed in Part...............

                                                                       Page
                                                                       ----
                         ARTICLE FOUR

                         SUBORDINATION

Section 4.01   Securities Subordinated to Senior Indebtedness........
Section 4.02   Suspension of Payment When Senior Indebtedness in
                 Default.............................................
Section 4.03   Securities Subordinated to Prior
                 Payment of All Senior Indebted-
                 ness on Dissolution, Liquidation
                 or Reorganization of Company........................
Section 4.04   Securityholders to Be Subrogated
                 to Rights of Holders of Senior
                 Indebtedness........................................
Section 4.05   Obligations of the Company Unconditional..............
Section 4.06   Trustee Entitled to Assume Payments Not Prohibited
                 in Absence of Notice................................
Section 4.07   Application by Trustee of Assets
                 Deposited with It...................................
Section 4.08   No Waiver of Subordination
                 Provisions..........................................
Section 4.09   Securityholders Authorize Trustee
                 to Effectuate Subordination of
                 Securities..........................................
Section 4.10   Right of Trustee to Hold Senior
                 Indebtedness........................................
Section 4.11   No Suspension of Remedies.............................
Section 4.12   No Fiduciary Duty of Trustee to
                 Holders of Senior Indebtedness......................


                         ARTICLE FIVE

                           COVENANTS

Section 5.01   Payment of Securities.................................
Section 5.02   Maintenance of Office or Agency.......................
Section 5.03   Limitation on Restricted Payments.....................
Section 5.04   Corporate Existence...................................
Section 5.05   Payment of Taxes and Other Claims.....................
Section 5.06   Maintenance of Properties and
                 Insurance...........................................

                                                           Page
                                                           ----
Section 5.07   Compliance Certificate; Notice of
                 Default.................................
Section 5.08   Compliance with Laws......................
Section 5.09   SEC Reports...............................
Section 5.10   Waiver of Stay, Extension or Usury Laws...
Section 5.11   Limitation on Transactions with
                 Affiliates..............................
Section 5.12   Limitation on Incurrences of Addi-
                 tional Indebtedness.....................
Section 5.13   Limitation on Dividends and Other
                 Payment Restrictions Affecting
                 Subsidiaries............................
Section 5.14   Limitation on Liens.......................
Section 5.15   Limitation on Change of Control...........
Section 5.16   Limitation on Asset Sales.................
Section 5.17   Guarantees of Certain Indebtedness........
Section 5.18   Limitation on Preferred Stock of
                 Subsidiaries............................
Section 5.19   Limitation on Other Senior Subor-
                 dinated Indebtedness....................

                          ARTICLE SIX

                     SUCCESSOR CORPORATION

Section 6.01   Limitation on Mergers and Certain
                 Other Transactions......................
Section 6.02   Successor Corporation Substituted.........

                         ARTICLE SEVEN

                     DEFAULT AND REMEDIES

Section 7.01   Events of Default.........................
Section 7.02   Acceleration..............................
Section 7.03   Other Remedies............................
Section 7.04   Waiver of Past Defaults...................
Section 7.05   Control by Majority.......................
Section 7.06   Limitation on Suits.......................
Section 7.07   Rights of Holders to Receive
                 Payment.................................
Section 7.08   Collection Suit by Trustee................
Section 7.09   Trustee May File Proofs of Claim..........

                                                           Page
                                                           ----
Section 7.10   Priorities...............................
Section 7.11   Right and Remedies Cumulative............
Section 7.12   Delay or Omission Not Waiver.............
Section 7.13   Undertaking for Costs....................

                         ARTICLE EIGHT

                            TRUSTEE

Section 8.01   Duties of Trustee........................
Section 8.02   Rights of Trustee........................
Section 8.03   Individual Rights of Trustee.............
Section 8.04   Trustee's Disclaimer.....................
Section 8.05   Notice of Default........................
Section 8.06   Reports by Trustee to Holders............
Section 8.07   Compensation and Indemnity...............
Section 8.08   Replacement of Trustee...................
Section 8.09   Successor Trustee by Merger, Etc.........
Section 8.10   Eligibility; Disqualification............
Section 8.11   Preferential Collection of Claim
                 Against Company........................

                         ARTICLE NINE

            SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01   Termination of the Company's
                 Obligations............................
Section 9.02   Legal Defeasance and Covenant
                 Defeasance.............................
Section 9.03   Application of Trust Money...............
Section 9.04   Repayment to the Company or Sub-
                 sidiary Guarantors.....................
Section 9.05   Reinstatement............................

                          ARTICLE TEN

              AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01  Without Consent of Holders...............
Section 10.02  With Consent of Holders..................
Section 10.03  Compliance with TIA......................
Section 10.04  Revocation and Effect of Consents........

                                                           Page
                                                           ----
Section 10.05  Notation on or Exchange of
                 Securities.............................
Section 10.06  Trustee to Sign Amendments, Etc..........

                        ARTICLE ELEVEN

                           GUARANTEE

Section 11.01  Unconditional Guarantee..................
Section 11.02  Subordination of Guarantee...............
Section 11.03  Severability.............................
Section 11.04  Release of a Subsidiary Guarantor........
Section 11.05  Limitation of Subsidiary Guaran-
                 tor's Liability........................
Section 11.06  Subsidiary Guarantors May Consoli-
                 date, etc., on Certain Terms...........
Section 11.07  Contribution.............................
Section 11.08  Waiver of Subrogation....................
Section 11.09  Execution of Guarantee...................
Section 11.10  Waiver of Stay, Extension or Usury
                 Laws...................................

                       ARTICLE TWELVE

            SUBORDINATION OF GUARANTEE OBLIGATIONS

Section 12.01  Guarantee Obligations Subordinated
                 to Guarantor Senior Indebtedness.......
Section 12.02  Suspension of Guarantee Obliga-
                 tions When Guarantor Senior
                 Indebtedness in Default................
Section 12.03  Guarantee Obligations Subordinated
                 to Prior Payment of All Guaran-
                 tor Senior Indebtedness on Dis-
                 solution, Liquidation or Reor-
                 ganization of Such Subsidiary
                 Guarantor..............................
Section 12.04  Holders of Guarantee Obligations
                 To Be Subrogated to Rights of
                 Holders of Guarantor Senior
                 Indebtedness...........................
Section 12.05  Obligations of the Subsidiary
                 Guarantors Unconditional...............

                                                           Page
                                                           ----
Section 12.06  Trustee Entitled to Assume Pay-
                 ments Not Prohibited in Absence
                 of Notice...............................
Section 12.07  Application by Trustee of Assets
                 Deposited with It.......................
Section 12.08  No Waiver of Subordination
                 Provisions..............................
Section 12.09  Holders Authorize Trustee to
                 Effectuate Subordination of
                 Guarantee Obligations...................
Section 12.10  Right of Trustee to Hold Guarantor
                 Senior Indebtedness.....................
Section 12.11  No Suspension of Remedies.................
Section 12.12  No Fiduciary Duty of Trustee to
                 Holders of Guarantor Senior
                 Indebtedness............................

                       ARTICLE THIRTEEN

                         MISCELLANEOUS

Section 13.01  TIA Controls..............................
Section 13.02  Notices...................................
Section 13.03  Communications by Holders with
                 Other Holders...........................
Section 13.04  Certificate and Opinion as to Con-
                 ditions Precedent.......................
Section 13.05  Statements Required in Certificate
                 or Opinion..............................
Section 13.06  Rules by Trustee, Paying Agent,
                 Registrar...............................
Section 13.07  Legal Holidays............................
Section 13.08  Governing Law.............................
Section 13.09  No Adverse Interpretation of Other
                 Agreements..............................
Section 13.10  No Recourse Against Others................
Section 13.11  Successors................................
Section 13.12  Duplicate Originals.......................
Section 13.13  Severability..............................
Section 13.14  No Violation..............................

Signatures...............................................

Exhibit A - Form of Note

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

          INDENTURE dated as of         , 1995, among FOOD 4
LESS SUPERMARKETS, INC., a Delaware corporation (the "Com-pany"), the SUBSIDIARY GUARANTORS, and UNITED STATES TRUST COM-
PANY OF NEW YORK, a New York corporation, as Trustee.

          Each party hereto agrees as follows for the benefit
of each other party and for the equal and ratable benefit of
the Holders of the Company's      % Senior Subordinated Notes
due 2005:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions.

          "Acquired Indebtedness" means (i) with respect to any person that becomes a Subsidiary of the Company (or is merged into the Company or any of its Subsidiaries) after the Issue Date, Indebtedness of such person or any of its Subsidiaries existing at the time such person becomes a Subsidiary of the Company (or is merged into the Company or any of its Subsidiar-ies) and which was not incurred in connection with, or in con-templation of, such person becoming a Subsidiary of the Company (or being merged into the Company or any of its Subsidiaries) and (ii) with respect to the Company or any of its Subsidiar-ies, any Indebtedness assumed by the Company or any of its Sub-sidiaries in connection with the acquisition of any assets from another person (other than the Company or any of its Subsidiar-ies), and which was not incurred by such other person in con-nection with, or in contemplation of, such acquisition.

          "Adjusted Net Assets" shall have the meaning provided in Section 11.07.

          "Affiliate" means, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such speci-fied person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indi-rectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "control-ling" and "controlled" have meanings correlative to the fore-going. For purposes of Section 5.11, the term "Affiliate" shall include any person who, as a result of any transaction described in Section 5.11, would become an Affiliate. Notwith-standing the foregoing, the term "Affiliate," with respect to the Company and its Subsidiaries, shall not include BT Securi-ties Corporation or any of its Affiliates.

          "Affiliate Transaction" shall have the meaning pro-vided in Section 5.11.

          "Agent" means any Registrar, Paying Agent or co-Registrar.

          "Asset Sale" means, with respect to any person, any sale, transfer or other disposition or series of sales, trans-fers or other dispositions (including, without limitation, by merger or consolidation or by exchange of assets and whether by operation of law or otherwise) made by such person or any of its subsidiaries to any person other than such person or one of its wholly owned subsidiaries (or, in the case of a sale, transfer or other disposition by a Subsidiary, to any person other than the Company or a directly or indirectly wholly owned Subsidiary) of any assets of such person or any of its subsid-iaries including, without limitation, assets consisting of any Capital Stock or other securities held by such person or any of its subsidiaries, and any Capital Stock issued by any subsid-iary of such person, in each case, outside of the ordinary course of business, excluding, however, any sale, transfer or other disposition, or series of related sales, transfers or other dispositions (i) involving any Excluded Assets, (ii) resulting in Net Proceeds to the Company and the Subsidiaries of $500,000 or less or (iii) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Company with a Lien on such assets, which Lien is per-mitted under this Indenture, provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any Bankruptcy Law.

          "Average Life" means, as of the date of determina-tion, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payments of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "Board of Directors" means, with respect to any per-son, the Board of Directors of such person or any committee of the Board of Directors of such person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

          "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

          "Business Day" means a day that is not a Legal
Holiday.

          "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equiva-lents (however designated) of corporate stock, including each class of common stock and preferred stock of such person.

          "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capi-talized amount of such obligations determined in accordance with GAAP.

          "Cash Equivalents" means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Stan-dard & Poor's Ratings Group and maturing not more than one year from the date of creation thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggre-gating at least $500 million and maturing not more than one year from the date of creation thereof, (iv) repurchase agree-ments that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause (iii) and (v) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Inves-tors Service, Inc. or Standard & Poor's Ratings Group.

          "Change of Control" means the acquisition after the Issue Date, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
Act) by (i) any person or entity (other than any Permitted Holder) or (ii) any group of persons or entities (excluding any Permitted Holders) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of any securities of New Holdings or the Company such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 40% or more of the then outstanding voting securities entitled to vote on a regular basis for a majority of the Board of Directors of the Company (but only to the extent that such beneficial ownership is not shared with any Permitted Holder who has the power to direct the vote thereof); provided, however, that no such Change of Control shall be deemed to have occurred if (A) the Permitted Holders beneficially own, in the aggregate, at such time, a greater percentage of such voting securities than such other person, entity or group or (B) at the time of such acquisition, the Permitted Holders (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election, of a majority of the members of the Company's Board of Directors.

          "Change of Control Date" shall have the meaning pro-vided in Section 5.15.

          "Change of Control Offer" shall have the meaning pro-vided in Section 5.15.

          "Change of Control Payment Date" shall have the mean-ing provided in Section 5.15.

          "Commission" means the Securities and Exchange
Commission.

          "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvot-ing) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, with-out Limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Inden-ture and thereafter means such successor.

          "Consolidated Net Income," means, with respect to any person, for any period, the aggregate of the net income (or loss) of such person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; pro-vided that (a) the net income of any other person in which such person or any of its subsidiaries has an interest (which inter-est does not cause the net income of such other person to be consolidated with the net income of such person and its subsid-iaries in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such person or such subsidiary by such other person in such period; (b) the net income of any subsidiary of such per-son that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction actually pre-vented the payment of an amount that otherwise could have been paid to, or received by, such person or a subsidiary of such person not subject to any Payment Restriction; and (c)(i) the net income (or loss) of any other person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) all gains and losses realized on any Asset Sale, (iii) all gains realized upon or in connection with or as a consequence of the issuance of the Capital Stock of such person or any of its subsidiaries and any gains on pension reversions received by such person or any of its subsidiaries,
(iv) all gains and losses realized on the purchase or other acquisition by such person or any of its subsidiaries of any securities of such person or any of its subsidiaries, (v) all gains and losses resulting from the cumulative effect of any accounting change pursuant to the application of Accounting Principles Board Opinion No. 20, as amended, (vi) all other extraordinary gains and losses, (vii) (A) all non-cash charges,
(B) up to $10 million of severance costs and (C) any other restructuring reserves or charges (provided, however, that any cash payments actually made with respect to the liabilities for which such restructuring reserves or charges were created shall be deducted from Consolidated Net Income in the period when made), in each case, incurred by the Company or any of its Sub-sidiaries in connection with the Merger, including, without limitation, the divestiture of the Excluded Assets, (viii) losses incurred by the Company and its Subsidiaries resulting from earthquakes and (ix) with respect to the Company, all deferred financing costs written off in connection with the early extinguishment of any Indebtedness, shall each be excluded.

          "Consolidated Net Worth" means, with respect to any person, the total stockholders' equity (exclusive of any Dis-qualified Capital Stock) of such person and its subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Credit Agent" means, at any time, the then-acting Administrative Agent as defined in and under the Credit Agree-ment, which initially shall be Bankers Trust Company. The Com-pany shall promptly notify the Trustee of any change in the Credit Agent.

          "Credit Agreement" means the Credit Agreement, dated as of the Issue Date, by and among the Company, certain of its subsidiaries, the Lenders referred to therein and Bankers Trust Company, as administrative agent, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness incurred to refund or refinance the borrowings and commitments then out-standing or permitted to be outstanding under such Credit Agreement or such agreement. The Company shall promptly notify the Trustee of any such refunding or refinancing of the Credit Agreement.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bank-ruptcy Law.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Designated Senior Indebtedness" means (i) in the event any Indebtedness is outstanding under the Credit Agree-ment, all Senior Indebtedness under the Credit Agreement and
(ii) if no Indebtedness is outstanding under the Credit Agree-ment, any other issue of Senior Indebtedness which (a) at the time of determination is equal to or greater than $50 million in aggregate principal amount and (b) is specifically desig-nated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

          "Disqualified Capital Stock" means, with respect to any Capital Stock of such person or its subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such person or its subsidiaries, including at the option of the holder thereof, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, on or prior to the

Maturity Date of the Securities or any other Capital Stock of such person or its subsidiaries designated as Disqualified Cap-ital Stock by such person at the time of issuance; provided, however, that if such Capital Stock is either (i) redeemable or repurchasable solely at the option of such person or
(ii) issued to employees of the Company or its Subsidiaries or to any plan for the benefit of such employees, such Capital Stock shall not constitute Disqualified Capital Stock unless so designated.

          "EBDIT" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period, plus, in each case to the extent deducted in computing Consolidated Net Income of such person for such period (without duplication) (i) provisions for income taxes or similar charges recognized by such persons and its consolidated subsidiaries accrued during such period, (ii) depreciation and amortization expense of such person and its consolidated subsidiaries accrued during such period (but only to the extent not included in Fixed Charges), (iii) Fixed Charges of such person and its consolidated subsidiaries for such period, (iv) LIFO charges (credit) of such person and its consolidated subsidiaries for such period, (v) the amount of any restructuring reserve or charge recorded during such period in accordance with GAAP, including any such reserve or charge related to the Merger, and
(vi) any other non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of or a cash reserve for cash charges for any future period), less, without duplication, (i) non-cash items increasing Consolidated Net Income of such person for such period in each case determined in accordance with GAAP and
(ii) the amount of all cash payments made by such person or its subsidiaries during such period to the extent that such cash payment has been provided for in a restructuring reserve or charge referred to in clause (v) above (and was not otherwise deducted in the computation of Consolidated Net Income of such person for such period).

          "Event of Default" shall have the meaning provided in
Section 7.01.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

          "Excluded Assets" means assets of the Company required to be disposed of by applicable regulatory authorities in connection with the Merger.

          "Fixed Charges" means, with respect to any person, for any period, the aggregate amount of (i) interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such person and its consolidated subsidiaries (including (a) original issue discount on any Indebtedness (including, (without duplication) in the case of the Company, any original issue discount on the Securities but excluding amortization of debt issuance costs) and (b) the interest portion of all deferred payment obliga-tions, calculated in accordance with the effective interest method, in each case to the extent attributable to such period but excluding the amortization of debt issuance costs) and
(ii) dividend requirements on Capital Stock of such person and its consolidated subsidiaries (whether in cash or otherwise (except dividends payable in shares of Qualified Capital Stock)) paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) and excluding items eliminated in consolidation. For purposes of this definition, (a) interest on a Capitalized Lease Obliga-tion shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such person (as evi-denced by a Board Resolution) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP, (b) interest on Indebtedness that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such Indebted-ness in effect on the date Fixed Charges are being calculated,
(c) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually cho-sen, or, if none, then based upon such optional rate chosen as the Company may designate, and (d) Fixed Charges shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with Interest Swap Obligations attributable to such period. For purposes of clause (ii) above, dividend requirements shall be increased to an amount representing the pretax earnings that would be required to cover such dividend requirements; accordingly, the increased amount shall be equal to a fraction, the numerator of which is such dividend requirements and the denominator of which is one
(1) minus the applicable actual combined federal, state, local and foreign income tax rate of such person and its subsidiaries (expressed as a decimal), on a consolidated basis, for the fis-cal year immediately preceding the date of the transaction giv-ing rise to the need to calculate Fixed Charges.

          "FFL" means Food 4 Less, Inc., a Delaware corpora-tion, and its successors including, without limitation, Hold-ings following the FFL Merger and New Holdings following the Reincorporation Merger.

          "FFL Merger" means the merger, prior to the Merger, of Food 4 Less, Inc. and Food 4 Less Holdings, Inc.

          "Foreign Exchange Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctua-tions in currency values.

          "Forward Period" shall have the meaning provided in the definition of "Operating Coverage Ratio" contained in this
Section 1.01.

          "GAAP" means generally accepted accounting principles as in effect in the United States of America as of the date of this Indenture.

          "Guarantee" means the guarantee of each Subsidiary
Guarantor set forth in Article Eleven and any additional guar-antee of the Securities executed by any Subsidiary of the Company.

          "Guarantee Obligations" shall have the meaning pro-vided in Section 12.01.

          "Guarantor Payment Blockage Period" shall have the meaning provided in Section 12.02.

          "Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, the principal of, premium, if any, and interest on any Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Subsidiary Guarantor. Without limit-ing the generality of the foregoing, "Guarantor Senior Indebtedness" shall include the principal of, premium, if any, and interest on all obligations of every nature of such Subsid-iary Guarantor from time to time owed to the lenders under the Credit Agreement, including, without limitation, the Letter of Credit Obligations and principal of and interest on, and all fees, indemnities and expenses payable under the Credit Agree-ment. Notwithstanding the foregoing, "Guarantor Senior Indebt-edness" shall not include (a) Indebtedness evidenced by the Guarantee of such Subsidiary Guarantor, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of such Subsidiary Guarantor, (c) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to such Subsidiary Guarantor, (d) Indebtedness which is represented by Disqualified Capital Stock, (e) obligations for goods, materials or services purchased in the ordinary course of business or obligations consisting of trade payables,
(f) Indebtedness of or amounts owed by such Subsidiary Guaran-tors for compensation to employees or for services rendered to such Subsidiary Guarantors, (g) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (h) Indebtedness of such Subsidiary Guarantor repre-senting a guarantee of Subordinated Indebtedness or Pari Passu Indebtedness of the Company or any other Subsidiary Guarantor,
(i) Indebtedness of such Subsidiary Guarantor to a Subsidiary of the Company and (j) that portion of any Indebtedness which is incurred by such Subsidiary Guarantor in violation of this Indenture.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

          "Holdings" means Food 4 Less Holdings, Inc., a Cali-fornia corporation, and its successors including, without limi-tation, New Holdings following the Reincorporation Merger.

          "Holdings Discount Notes" means the 15.25% Senior
Discount Notes due 2004 of Holdings, as the same may be modi-fied or amended from time to time and refinancings thereof.

          "Indebtedness" means with respect to any person, without duplication, (i) all liabilities, contingent or other-wise, of such person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (b) evidenced by bonds, notes, debentures, drafts accepted or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such person in the ordinary course of business of such person in connection with obtaining goods, materials or services and due within twelve months (or such longer period for payment as is customarily exended by such trade creditor) of the incurrence thereof, which account is not overdue by more than 90 days, according to the original terms of sale, unless such account payable is being contested in good faith), or (c) for the pay-ment of money relating to a Capitalized Lease Obligation;
(ii) the maximum fixed repurchase price of all Disqualified Capital Stock of such person; (iii) reimbursement obligations of such person with respect to letters of credit; (iv) obliga-tions of such person with respect to Interest Swap Obligations and Foreign Exchange Agreements; (v) all liabilities of others of the kind described in the preceding clause (i), (ii), (iii) or (iv) that such person has guaranteed or that is otherwise its legal liability; and (vi) all obligations of others secured by a Lien to which any of the properties or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by such person or shall otherwise be such person's legal liability (provided that if the obligations so secured have not been assumed by such person or are not otherwise such person's legal liability, such obligations shall be deemed to be in an amount equal to the fair market value of such proper ties or assets, as determined in good faith by the Board of Directors of such person, which determination shall be evi-denced by a Board Resolution). For purposes of the preceding sentence, the "maximum fixed repurchase price" of any Disquali-fied Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Dis-qualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Resolution. For purposes of this Indenture, Indebtedness incurred by any person that is a general partnership (other than non-recourse Indebtedness) shall be deemed to have been incurred by the general partners of such partnership pro rata in accordance with their respective interests in the liabili-ties of such partnership unless any such general partner shall, in the reasonable determination of the Board of Directors of the Company, be unable to satisfy its pro rata share of the liabilities of the partnership, in which case the pro rata share of any Indebtedness attributable to such partner shall be deemed to be incurred at such time by the remaining general partners on a pro rata basis in accordance with their interests.

          "Indenture" means this Indenture, as amended or sup-plemented from time to time in accordance with the terms hereof.

          "Independent Financial Advisor" means a reputable accounting, appraisal or nationally recognized investment bank-ing firm that is, in the reasonable judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Company and its Affiliates.

          "Interest Payment Date" means the stated maturity of an installment of interest on the Securities.

          "Interest Swap Obligation" means any obligation of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount; provided that the term "Interest Swap Obligation" shall also include interest rate exchange, collar, cap, swap option or similar agreements pro-viding interest rate protection.

          "Investment" by any person in any other person means any investment by such person in such other person, whether by a purchase of assets, in any transaction or series of related transactions, individually or in the aggregate, in an amount greater than $5 million, share purchase, capital contribution, loan, advance (other than reasonable loans and advances to employees for moving and travel expenses, as salary advances, or to permit the purchase of Qualified Capital Stock of the Company and other similar customary expenses incurred, in each case in the ordinary course of business consistent with past practice) or similar credit extension constituting Indebtedness of such other person, and any guarantee of Indebtedness of any other person.

          "Issue Date" means the date of original issuance of the Securities under this Indenture.

          "Legal Holiday" shall have the meaning provided in
Section 13.07.

          "Letter of Credit Obligations" means Indebtedness of the Company or any of its Subsidiaries with respect to letters of credit issued pursuant to the Credit Agreement, and for pur-poses of the definition of the term "Permitted Indebtedness," the aggregate principal amount of Indebtedness outstanding at any time with respect thereto shall be deemed to consist of (a) the aggregate maximum amount then available to be drawn under all such letters of credit (the determination of such maximum amount to assume compliance with all conditions for drawing), and (b) the aggregate amount that has been paid by, and not reimbursed to, the issuers under such letters of credit.

          "Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell which is intended to consti-tute or create a security interest, mortgage, pledge or lien, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien under this Indenture.

          "Maturity Date" means February 1, 2005.

          "Merger" means (i) the merger of the Company into Ralphs Supermarkets, Inc. (with Ralphs Supermarkets, Inc. sur-viving such merger) pursuant to the Merger Agreement and (ii) immediately following the merger described in clause (i) of this definition, the merger of Ralphs Grocery Company into Ralphs Supermarkets, Inc. (with Ralphs Supermarkets, Inc. sur-viving such merger and changing its name to "Ralphs Grocery Company" in connection with such merger).

          "Merger Agreement" means the Agreement and Plan of Merger, dated September 14, 1994, by and among Holdings, FFL, Food 4 Less, Ralphs Supermarkets, Inc. and the stockholders of Ralphs Supermarkets, Inc., as such agreement is amended and is in effect on the Issue Date.

          "Net Cash Proceeds" means the Net Proceeds of any
Asset Sale received in the form of cash or Cash Equivalents.

          "Net Proceeds" means (a) in the case of any Asset Sale or any issuance and sale by any person of Qualified Capi-tal Stock, the aggregate net proceeds received by such person after payment of expenses, taxes, commissions and the like incurred in connection therewith (and, in the case of any Asset Sale, net of the amount of cash applied to repay Indebtedness secured by the asset involved in such Asset Sale), whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt, as determined with respect to any Asset Sale resulting in Net Proceeds in excess of $5 million in good faith by the Board of Directors of such person, which determination shall be evidenced by a Board Reso-lution) and (b) in the case of any conversion or exchange of any outstanding Indebtedness or Disqualified Capital Stock of such person for or into shares of Qualified Capital Stock of the Company, the sum of (i) the fair market value of the pro-ceeds received by the Company in connection with the issuance of such Indebtedness or Disqualified Capital Stock on the date of such issuance and (ii) any additional amount paid by the holder to the Company upon such conversion or exchange.

          "New Holdings" means Food 4 Less Holdings, Inc., a
Delaware corporation, and its successors.

          "Non-payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more persons to act to accelerate the maturity of any Designated Senior Indebtedness or Significant Senior Indebtedness.

          "Obligations" means any principal, interest, penal-ties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such person.

          "Officers' Certificate" means, with respect to any person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such person and otherwise complying with the requirements of Sections 13.04 and 13.05.

          "Operating Coverage Ratio" means, with respect to any person, the ratio of (1) EBDIT of such person for the period

(the "Pro Forma Period") consisting of the most recent four full fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Operating Coverage Ratio (the "Transaction Date") to (2) the aggregate Fixed Charges of such person for the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters imme-diately subsequent to such fiscal quarter (the "Forward Period") reasonably anticipated by the Board of Directors of such person to become due from time to time during such period. For purposes of this definition, if the Transaction Date occurs prior to the first anniversary of the Merger, "EBDIT" for the Pro Forma Period shall be calculated, in the case of the Com-pany, after giving effect on a pro forma basis to the Merger as if it had occurred on the first day of the Pro Forma Period.
In addition to, but without duplication of, the foregoing, for purposes of this definition, "EBDIT" shall be calculated after giving effect (without duplication), on a pro forma basis for the Pro Forma Period (but no longer), to (a) any Investment, during the period commencing on the first day of the Pro Forma Period to and including the Transaction Date (the "Reference Period"), in any other person that, as a result of such Invest-ment, becomes a subsidiary of such person, (b) the acquisition, during the Reference Period (by merger, consolidation or pur-chase of stock or assets) of any business or assets, which acquisition is not prohibited by this Indenture, and (c) any sales or other dispositions of assets (other than sales of inventory in the ordinary course of business) occurring during the Reference Period, in each case as if such incurrence, Investment, repayment, acquisition or asset sale had occurred on the first day of the Reference Period. In addition, for purposes of this definition, "Fixed Charges" shall be calcu-lated after giving effect (without duplication), on a pro forma basis for the Forward Period, to any Indebtedness incurred or repaid on or after the first day of the Forward Period and prior to the Transaction Date. If such person or any of its subsidiaries directly or indirectly guarantees any Indebtedness of a third person, the Operating Coverage Ratio shall give effect to the incurrence of such Indebtedness as if such person or subsidiary had directly incurred such guaranteed Indebtedness.

          "operating lease" means any lease the obligations under which do not constitute Capitalized Lease Obligations.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 13.04 and 13.05. Unless otherwise required by the Trustee, the legal counsel may be an employee of or counsel to the Company or the Trustee.

          "Pari Passu Indebtedness" means, with respect to the Company or any Subsidiary Guarantor, Indebtedness of such per-son which ranks pari passu in right of payment to the Securi-ties or the Guarantee of such Subsidiary Guarantor, as the case may be.

          "Paying Agent" shall have the meaning provided in
Section 2.03, except that, for the purposes of Articles Three and Nine and Sections 5.15 and 5.16, the Paying Agent shall not be the Company or an Affiliate of the Company.

          "Payment Blockage Notice" shall have the meaning pro-vided in Section 4.02.

          "Payment Blockage Period" shall have the meaning pro-vided in Section 4.02.

          "Payment Default" means any default in the payment of principal, premium, if any, or interest on any Designated
Senior Indebtedness or Significant Senior Indebtedness beyond any applicable grace period with respect thereto.

          "Payment Restriction" means, with respect to a sub-sidiary of any person, any encumbrance, restriction or limita-tion, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of
(i) such subsidiary to (a) pay dividends or make other distri-butions on its Capital Stock or make payments on any obliga-tion, liability or Indebtedness owed to such person or any other subsidiary of such person, (b) make loans or advances to such person or any other subsidiary of such person, or
(c) transfer any of its properties or assets to such person or any other subsidiary of such person, or (ii) such person or any other subsidiary of such person to receive or retain any such
(a) dividends, distributions or payments, (b) loans or advances, or (c) transfer of properties or assets.

          "Permitted Holder" means (i) Food 4 Less Equity Part-ners, L.P., The Yucaipa Companies or any entity controlled thereby or any of the partners thereof, (ii) Apollo Advisors, L.P., Lion Advisors, L.P. or any entity controlled thereby or any of the partners thereof, (iii) an employee benefit plan of the Company, or any participant therein or any of its subsid-iaries, (iv) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or (v) any Permitted Transferee of any of the foregoing persons.

          "Permitted Indebtedness" means (a) Indebtedness of the Company and its Subsidiaries pursuant to (i) the Term Loans in an aggregate principal amount at any time outstanding not to exceed $750 million, less the aggregate amount of all principal repayments thereunder pursuant to and in accordance with the requirements of Section 5.16 subsequent to the Issue Date, and
(ii) the revolving credit facility under the Credit Agreement (and the Company and each Subsidiary (to the extent it is not an obligor) may guarantee such Indebtedness) in an aggregate principal amount at any time outstanding not to exceed $325 million, less all permanent reductions thereunder pursuant to and in accordance with the requirements of Section 5.16, (b) Indebtedness of the Company or a Subsidiary Guarantor owed to and held by the Company or a Subsidiary Guarantor, (c) Indebt-edness incurred by the Company or any Subsidiary in connection with the purchase or improvement of property (real or personal) or equipment or other capital expenditures in the ordinary course of business (including for the purchase of assets or stock of any retail grocery store or business) or consisting of Capitalized Lease Obligations, provided that (i) at the time of the incurrence thereof, such Indebtedness, together with any other Indebtedness incurred during the most recently completed four fiscal quarter period in reliance upon this clause (c) does not exceed, in the aggregate, 3% of net sales of the Com-pany and its Subsidiaries during the most recently completed four fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the first anniversary of the Merger) and (ii) such Indebtedness, together with all then outstanding Indebtedness incurred in reliance upon this clause (c) does not exceed, in the aggre-gate, 3% of the aggregate net sales of the Company and its Sub-sidiaries during the most recently completed twelve fiscal quarter period on a consolidated basis (calculated on a pro forma basis if the date of incurrence is prior to the third anniversary of the Merger); (d) Indebtedness incurred by the Company or any Subsidiary in connection with capital expenditures in an aggregate principal amount not exceeding $150 million, provided that such capital expenditures relate solely to the integration of the operations of RSI, the Company and their respective subsidiaries as described in the Prospec-tus; (e) Indebtedness of the Company incurred under Foreign Exchange

Agreements and Interest Swap Obligations entered into with respect to Indebtedness in a notional amount not exceeding the aggregate principal amount of Indebtedness outstanding or committed under the Credit Agreement at the date of such incur-rence and otherwise permitted to be outstanding pursuant to
Section 5.12; (f) guarantees incurred in the ordinary course of business, by the Company or a Subsidiary, of Indebtedness of any other person in the aggregate not to exceed $25 million at any time outstanding; (g) guarantees by the Company or a Sub-sidiary Guarantor of Indebtedness incurred by a wholly-owned Subsidiary Guarantor so long as the incurrence of such Indebt-edness incurred by such wholly-owned Subsidiary Guarantor is permitted under the terms of this Indenture; (h) Refinancing Indebtedness; (i) Indebtedness for letters of credit relating to workers' compensation claims and self-insurance or similar requirements in the ordinary course of business; (j) other Indebtedness outstanding on the Issue Date (after giving effect to the Merger); (k) Indebtedness arising from guarantees of Indebtedness of the Company or any Subsidiary or other agree-ments of the Company or a Subsidiary providing for indemnifica-tion, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposi-tion of any business, assets or Subsidiary, other than guaran-tees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the pur-pose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such disposi-tion; (l) obligations in respect of performance bonds and com-pletion guarantees provided by the Company or any Subsidiary in the ordinary course of business; and (m) additional Indebted-ness of the Company and the Subsidiary Guarantors in an amount not to exceed $200 million at any time outstanding.

          "Permitted Investment" by any person means (i) any Related Business Investment, (ii) Investments in securities not constituting cash or Cash Equivalents and received in connec-tion with an Asset Sale made pursuant to Section 5.16 or any other disposition of assets not constituting an Asset Sale by reason of the $500,000 threshold contained in the definition thereof, (iii) cash and Cash Equivalents, (iv) Investments existing on the Issue Date, (v) Investments specifically per-mitted by and made in accordance with Section 5.11, (vi) Investments by Subsidiary Guarantors in other Subsidiary Guar-antors and Investments by Subsidiaries which are not Subsidiary Guarantors in other Subsidiaries which are not Subsidiary

Guarantors and (vii) additional Investments in an aggregate amount not exceeding $5 million.

          "Permitted Liens" shall mean (i) Liens for taxes, assessments, and governmental charges or claims not yet due or which are being contested in good faith by appropriate proceed-ings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity wity GAAP shall have been made thereof;
(ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, or other like Liens arising in the ordinary course of business, deposits made to obtain the release of such Liens, and with respect to amounts not yet delinquent for a period of more than 60 days or being contested in good faith by appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; (iii) Liens incurred or pledges or deposits made in the ordinary course of business to secure obligations under workers' compensation, unemployment insurance and other types of social security or similar legislation; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);
(v) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries incurred in the ordinary course of business; (vi) Liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligations in respect of bank-ers' acceptances issued or created for the account of such per-son to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(vii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and pro-ceeds thereof; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods; (ix) judgment and attachment Liens not giving rise to a Default or Event of Default; (x) leases or subleases granted to others not interfering in any material respect with the business of the Company or any Subsidiary; (xi) Liens encumber-ing customary initial deposits and margin deposits, and other

Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Interest Swap Obligations and Foreign Exchange Agreements and forward contracts, option futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any Subsidiary from fluctuations in the price of commodities; (xii) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regu-latory, contractual or warranty requirements of the Company or its Subsidiaries for which a reserve or other appropriate pro-vision, if any, as shall be required by GAAP shall have been made; (xiii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business in accor-dance with past practices; (xiv) any interest or title of a lessor in the property subject to any lease, whether character-ized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Com-pany or any Subsidiary of its obligations under such lease;
(xv) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of per-sonal property that are otherwise permitted under this Inden-ture and under which the Company or any Subsidiary is lessee;
(xvi) Liens on assets of the Company securing Indebtedness which would constitute Senior Indebtedness but for the provi-sions of clause (c) in the third sentence of the definition of "Senior Indebtedness" and Liens on assets of a Subsidiary Guar-antor securing Indebtedness which would constitute Guarantor Senior Indebtedness but for the provisions of clause (c) in the third sentence of the definition of "Guarantor Senior Indebted-ness"; and (xvii) additional Liens securing Indebtedness in an aggregate principal amount at any one time outstanding not exceeding the sum of (i) $25 million and (ii) 10% of the aggre-gate Consolidated Net Income of the Company earned subsequent to the Issue Date and on or prior to such time.

          "Permitted Payments" means (i) any payment by the Company or any Subsidiary to The Yucaipa Companies or the prin-cipals or any Affiliates thereof for consulting, management, investment banking or similar advisory services pursuant to that certain Consulting Agreement, dated as of the Issue Date, between the Company, New Holdings and The Yucaipa Companies, (as such Consulting Agreement may be amended or replaced, so long as any amounts paid under any amended or replacement agreement do not exceed the amounts payable under such Consult-ing Agreement as in effect on the Issue Date), (ii) any payment by the Company or any Subsidiary pursuant to the Amended and Restated Tax Sharing Agreement, dated as of June 17, 1991, between the Company and certain Subsidiaries, as such Tax Shar-ing Agreement may be amended from time to time, so long as the payment thereunder by the Company and its Subsidiaries shall not exceed the amount of taxes the Company would be required to pay if it were the filing person for all applicable taxes,
(iii) any payment by the Company or any Subsidiary pursuant to the Transfer and Assumption Agreement, dated as of June 23, 1989, between the Company and Holdings, as in effect on the Issue Date, (iv) any payment by the Company or any Subsidiary
(a) in connection with repurchases of outstanding shares of the Company's or New Holding's Common Stock following the death, disability or termination of employment of management stock-holders, and (b) of amounts required to be paid by New Hold-ings, the Company or any of its Subsidiaries to participants in employee benefit plans upon termination of employment by such participants, as provided in the documents related thereto, in an aggregate amount (for both clauses (a) and (b)) not to exceed $10 million in any Yearly Period (provided that any unused amounts may be carried over to any subsequent Yearly Period subject to a maximum amount of $20 million in any Yearly Period), (v) from and after June 30, 1998, payments of cash dividends to New Holdings in an amount sufficient to enable New Holdings to make payments of interest required to be made in respect of the Holdings Discount Notes in accordance with the terms thereof in effect on the Issue Date, (vi) from and after
February   , 2000, payments of cash dividends to New Holdings
in an amount sufficient to enable New Holdings to make payments of interest required to be made in respect of the Seller Deben-tures in accordance with the terms thereof in effect on the Issue Date and (vii) dividends or other payments to New Hold-ings sufficient to enable New Holdings to perform accounting, legal, corporate reporting and administrative functions in the ordinary course of business or to pay required fees and expenses in connection with the Merger, the FFL Merger, the Reincorporation Merger and the registration under applicable laws and regulations of its debt or equity securities.

          "Permitted Subordinated Reorganization Securities" means securities of the Company issued in a plan of reorganiza-tion in a case under the Bankruptcy Law relating to the Company which constitutes either (y) Capital Stock (other than Disqual-ified Capital Stock with the reference to "Maturity Date" in the definition of such term modified to relate to the final stated maturity of any debt securities issued in such plan of reorganization to the holders of Designated Senior Indebtedness

("Senior Reorganization Securities")) or (z) debt securities of the Company which (i) are unsecured, (ii) have no scheduled mandatory amortization thereon prior to the final stated matur-ity of the Senior Reorganization Securities and (iii) are sub-ordinated in right of payment to the Senior Reorganization Securities to at least the same extent as the Securities are subordinated to Designated Senior Indebtedness.

          "Permitted Transferees" means, with respect to any person, (i) any Affiliate of such person, (ii) the heirs, exec-utors, administrators, testamentary trustees, legatees or bene-ficiaries of any such person, (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only such person or his or her spouse or lineal descendants, in each case to whom such person has transferred the beneficial ownership of any securities of the Company, (iv) any investment account whose investment managers and investment advisors consist solely of such person and/or Permitted Transferees of such per-son and (v) any investment fund or investment entity that is a subsidiary of such person or a Permitted Transferee of such person.

          "person" means any individual, corporation, partner-ship, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "Plan of Liquidation" means, with respect to any per-son, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substan-tially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such person to holders of Capital Stock of such person.

          "Preferred Stock" means, with respect to any person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distribu-tions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

          "principal" of any Indebtedness (including the Secu-rities) means the principal of such Indebtedness plus the pre-mium, if any, on such Indebtedness.

          "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regu-lation S-X under the Securities Act of 1933, as amended, as interpreted by the Company's chief financial officer or Board of Directors in consultation with its independent certified public accountants.

          "Public Equity Offering" means an underwritten public offering of Common Stock of the Company or New Holdings pursu-ant to a registration statement filed with the Commission in accordance with the Securities Act which public equity offering results in gross proceeds to the Company or New Holdings, as the case may be, of not less than $20 million; provided, how-ever, that in the case of a Public Equity Offering by New Hold-ings, New Holdings contributes to the capital of the Company net proceeds in an amount sufficient to redeem Securities called for redemption in accordance with the terms thereof.

          "Qualified Capital Stock" means, with respect to any person, any Capital Stock of such person that is not Disquali-fied Capital Stock.

          "Record Date" means the Record Dates specified in the Securities; provided that if any such date is a Legal Holiday, the Record Date shall be the first day immediately preceding such specified day that is not a Legal Holiday.

          "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemp-tion pursuant to this Indenture and Paragraph 5 of the Securi-ties annexed hereto as Exhibit A.

          "Redemption Price," when used with respect to any Security to be redeemed, means the price fixed for such redemp-tion pursuant to this Indenture and Paragraph 5 of the Securi-ties annexed hereto as Exhibit A.

          "Reference Date" shall have the meaning provided in
Section 5.03.

          "Reference Period" shall have the meaning provided in the definition of "Operating Coverage Ratio" contained in this
Section 1.01.

          "Refinancing Indebtedness" means, with respect to any person, Indebtedness of such person issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to substantially concurrently repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, "repay"), or constituting an amendment, modification or supplement to, or a deferral or renewal of (collectively, an "amendment"), any Indebtedness of such person existing on the Issue Date or Indebtedness (other than Permitted Indebtedness, except Permitted Indebtedness incurred pursuant to clauses (a), (c), (d), (h) and (j) of the definition thereof) incurred in accordance with this Indenture
(a) in a principal amount (or, if such Refinancing Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon the acceleration thereof, with an original issue price) not in excess of (without duplication)
(i) the principal amount or the original issue price, as the case may be, of the Indebtedness so refinanced (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a com-mitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement) plus (ii) unpaid accrued interest on such Indebtedness plus (iii) premiums, penalties, fees and expenses actually incurred by such person in connec-tion with the repayment or amendment thereof and (b) with respect to Refinancing Indebtedness that repays or constitutes an amendment to Subordinated Indebtedness, such Refinancing Indebtedness (x) shall not have any fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in such repaid or amended Subordinated Indebtedness, except to the extent that any such requirement applies on a date after the Maturity Date and (y) shall contain subordination and default provisions no less favorable in any material respect to Holders than those contained in such repaid or amended Subordinated Indebtedness.

          "Registrar" shall have the meaning provided in
Section 2.03.

          "Reincorporation Merger" means the merger, prior to the Merger of Holdings with and into New Holdings.

          "Related Business Investment" means (i) any Invest-ment by a person in any other person a majority of whose reve-nues are derived from the operation of one or more retail gro-cery stores or supermarkets or any other line of business engaged in by the Company or any of its Subsidiaries as of the Issue Date; (ii) any Investment by such person in any coopera-tive or other supplier, including, without limitation, any joint venture which is intended to supply any product or ser-vice useful to the business of the Company and its Subsidiaries as it is conducted as of the Issue Date and as such business may thereafter evolve or change; and (iii) any capital expendi-ture or Investment (without regard to the $5 million threshold in the definition thereof), in each case reasonably related to the business of the Company and its Subsidiaries as it is con-ducted as of the Issue Date and as such business may thereafter evolve or change.

          "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness; provided that in no event shall United States Trust Company of New York, in its capacities as Trustee, Registrar, co-Registrar or Paying Agent, serve as Representative.

          "Restricted Debt Prepayment" means any purchase, redemption, defeasance (including, but not limited to, in-substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

          "Restricted Payment" means any (i) Stock Payment,
(ii) Investment (other than a Permitted Investment) or
(iii) Restricted Debt Prepayment.

          "RSI" means Ralphs Supermarkets Inc., a Delaware corporation.

          "Securities" means the Company's      % Senior Subor-
dinated Notes due 2005, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pur-suant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission pro-mulgated thereunder.

          "Seller Debentures" means the 13% Senior Subordinated
Pay-in-Kind Debentures of New Holdings, as the same may be modified or amended from time to time and future refinancings thereof.

          "Senior F4L Notes" means (i) the      % (subject to
adjustment) Senior Notes due 2004 of the Company to be issued on the Merger Date and (ii) the 10.45% Senior Notes due 2000 of the Company.

          "Senior Indebtedness" means the principal of, pre-mium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (x) the princi-pal of, premium, if any, and interest on all obligations of every nature of the Company from time to time owed to the lend-ers under the Credit Agreement, including, without limitation, the Letter of Credit Obligations and principal of and interest on and all fees, indemnities, and expenses payable under the Credit Agreement and (y) interest accruing thereon subsequent to the occurrence of any Event of Default specified in clause
(vi) or (vii) of Section 7.01 relating to the Company, whether or not the claim for such interest is allowed under any appli-cable Bankruptcy Code. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Securities, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Com-pany, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (d) Indebted-ness which is represented by Disqualified Capital Stock, (e) obligations for goods, materials or services purchased in the ordinary course of business or obligations consisting of trade payables, (f) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) any liability for federal, state, local or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company, and (i) that portion of any Indebtedness which is incurred by the Company in violation of this Indenture.

          "Significant Senior Indebtedness" means Senior
Indebtedness which, at the time of determination, is equal to or greater than $50 million in aggregate principal amount.

          "Significant Stockholder" means, with respect to any person, any other person who is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 10% of any class of equity securities of such person that are entitled to vote on a regular basis for the election of direc-tors of such person.

          "Significant Subsidiary" means each subsidiary of the Company that is either (a) a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the date hereof) or (b) material to the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

          "Stock Payment" means, with respect to any person,
(a) the declaration or payment by such person, either in cash or in property, of any dividend on (except, in the case of the Company, dividends payable solely in Qualified Capital Stock of the Company), or the making by such person or any of its sub-sidiaries of any other distribution in respect of, such per-son's Qualified Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Cap-ital Stock (other than exchangeable or convertible Indebtedness of such person), or (b) the redemption, repurchase, retirement or other acquisition for value by such person or any of its subsidiaries, directly or indirectly, of such person's Quali-fied Capital Stock (and, in the case of a Subsidiary, Qualified Capital Stock of the Company) or any warrants, rights or options to purchase or acquire shares of any class of such Cap-ital Stock (other than exchangeable or convertible Indebtedness of such person), other than, in the case of the Company, through the issuance in exchange therefor solely of Qualified Capital Stock of the Company; provided, however, that in the case of a Subsidiary, the term "Stock Payment" shall not include any such payment with respect to its Capital Stock or warrants, rights or options to purchase or acquire shares of any class of its Capital Stock that are owned solely by the Company or a wholly owned Subsidiary.

          "Subordinated Indebtedness" means, with respect to the Company or any Subsidiary Guarantor, Indebtedness of such person which is subordinated in right of payment to the Securi-ties or the Guarantee of such Subsidiary Guarantor, as the case may be.

          "subsidiary" of any person means (i) a corporation a majority of whose Capital Stock with voting power, under ordi-nary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such person, by one or more subsidiaries of such person or by such person and one or more subsidiaries of such person or (ii) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, but only if such person or its subsidiary is entitled to receive more than fifty percent of the assets of such partner-ship upon its dissolution, or (iii) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person or such person and one or more sub-sidiaries of such person, directly or indirectly, at the date of determination, has (x) at least a majority ownership inter-est or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

          "Subsidiary" means any subsidiary of the Company.

          "Subsidiary Guarantor" means (i) each of Alpha Beta Company, Bay Area Warehouse Stores, Inc., Bell Markets, Inc., Cala Co., Cala Foods, Inc., Falley's Inc., Food 4 Less of Cali-fornia, Inc., Food 4 Less Merchandising, Inc., Food 4 Less GM, Inc. and Food 4 Less of Southern California, Inc., (ii) upon consummation of the Merger, Crawford Stores, Inc., (iii) each of the Company's Subsidiaries which becomes a guarantor of the Securities in compliance with the provisions set forth in Sec-tion 5.17, and (iv) each of the Company's Subsidiaries execut-ing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture.

          "Term Loans" means the term loan facility under the Credit Agreement.

          "The Yucaipa Companies" means The Yucaipa Companies, a California general partnership.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code {{ 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Inden-ture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 10.03.

          "Transaction Date" shall have the meaning provided in the definition of "Operating Coverage Ratio" contained in this
Section 1.01.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "U.S. Government Obligations" shall have the meaning provided in Section 9.02.

          "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Yearly Period" means each fiscal year of the Com-pany; provided that the first Yearly Period shall begin on the Issue Date and shall end on January 29, 1996.

SECTION 1.02.  Incorporation by Reference of TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Holder or a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Com-pany, any Subsidiary Guarantor, or any other obligor on the Securities or the Guarantees.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and trans-actions; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                  ARTICLE TWO

                                 THE SECURITIES


SECTION 2.01.  Form and Dating.

          The Securities, the notation thereon relating to the Guarantee and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the Securities and the Guarantee shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.  Execution and Authentication.

          Two Officers, or an Officer and an Assistant Secre-tary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Securities for the Company by manual or fac-simile signature. Each Subsidiary Guarantor shall execute the Guarantee in the manner set forth in Section 11.09.

          If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclu-sive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Securities for origi-nal issue in the aggregate principal amount of up to $450,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $450,000,000, except as provided in Section
2.07. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securi-ties in substitution of Securities originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent rea-sonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Securities shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

SECTION 2.03.  Registrar and Paying Agent.

          The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Secu-rities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and
(c) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surren-dered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such des-ignation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Bor-ough of Manhattan, The City of New York, for such purposes.
The Company may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Nine and Sections
5.15 and 5.16, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reason ably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.  Paying Agent to Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article Four and Article Twelve, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee of any Default by the Company (or any other obligor on the Securities) in making any such pay-ment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund, subject to Article Four and Article Twelve. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.  Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

          When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal princi-pal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transac-tion are met; provided, however, that the Securities surren-dered for transfer or exchange shall be duly endorsed or accom-panied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writ-ing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Secu-rities at the Registrar's or co-Registrar's request. No ser-vice charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum suffi-cient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.07, 2.10, 3.06, 5.15,
5.16 or 10.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Secu-rity (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securi-ties and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

SECTION 2.07.  Replacement Securities.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Secu-rity is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

          Every replacement Security is an additional obliga-tion of the Company.

SECTION 2.08.  Outstanding Securities.

          Securities outstanding at any time are all the Secu-rities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company, the Sub-sidiary Guarantors or any of their respective Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursu-ant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Pay-ing Agent (other than the Company or a Subsidiary) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue unless, pursuant to the provisions of Article Four and Article Twelve, the Paying Agent is unable to make payments on the Securities to the Holders thereof.

SECTION 2.09.  Treasury Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Subsid-iary Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

SECTION 2.10.  Temporary Securities.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate tem-porary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securi-ties. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11.  Cancellation.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company or any Subsidiary Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemp-tion or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Defaulted Interest.

          If the Company defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another record date pursuant to Section 7.10, pay the defaulted inter-est, plus (to the extent lawful) any interest payable on the defaulted interest, to the persons who are Holders on a subse-quent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the pay ment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.  CUSIP Number.

          The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP num-ber in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no repre-sentation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.  Notices to Trustee.

          If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee, with a copy to the Credit Agent, of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders at least 30 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. In order to effect a redemption pursuant to Paragraph 5 of the Securities with the proceeds of a Public Equity Offer-ing, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.  Selection of Securities to Be Redeemed.

          If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata by lot or by any other method that the Trus-tee considers fair and appropriate and, if such Securities are listed on any securities exchange, by a method that complies with the requirements of such exchange; provided, however, that any redemption pursuant to Paragraph 5 of the Securities with the proceeds of a Public Equity Offering shall be made on a pro rata basis.

          The Trustee shall make the selection from the Securi-ties outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or integral multiples thereof) of the principal amount of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Secu-rities called for redemption also apply to portions of Securi-ties called for redemption.

SECTION 3.03.  Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed at such Holder's registered address, with a copy to the Credit Agent. In order to effect a redemption pursuant to Paragraph 5 of the Securities with the proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price;

          (3)  the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption
     Price;

          (5) that, unless (a) the Company defaults in making the redemption payment or (b) such redemption payment is prohibited pursuant to Article Four or Article Twelve hereof or otherwise, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

          (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed por-tion thereof will be issued; and

          (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggre-gate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

SECTION 3.04.  Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price unless prohibited pursuant to Article Four or Article Twelve or otherwise pursuant to this Indenture. Securities that are redeemed by the Company or that are purchased by the Company pursuant to a Net Proceeds Offer as described in Section 5.16 or pursuant to a Change of Control Offer as described in Sec-tion 5.15 or that are otherwise acquired by the Company will be surrendered to the Trustee for cancellation.

SECTION 3.05.  Deposit of Redemption Price.

          On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Securities to be redeemed on that date (other than Securities or portions thereof called for redemption on that date which have been delivered by the Com-pany to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so depos-ited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Eight and Article Twelve hereof.

          If the Company complies with the preceding paragraph and payment of the Securities called for redemption is not pro-hibited under Article Four or Article Twelve or otherwise, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.

SECTION 3.06.  Securities Redeemed in Part.

          Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new
Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                  ARTICLE FOUR

                                 SUBORDINATION


SECTION 4.01.  Securities Subordinated to Senior Indebtedness.

          Anything herein to the contrary notwithstanding, the Company, for itself and its successors, and each Holder, by his acceptance of Securities, agrees that the payment of the prin-cipal of, premium, if any, and interest on the Securities is subordinated, to the extent and in the manner provided in this Article Four, to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness.

          This Article Four shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the bene-fit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce-such provisions.

SECTION 4.02.  Suspension of Payment When Senior
               Indebtedness in Default.

          (a)  Unless Section 4.03 shall be applicable, upon
(1) the occurrence of a Payment Default and (2) receipt by the Trustee and the Company from the Representatives of written notice of such occurrence, then no payment (other than payments previously made pursuant to Article Nine hereof) or distribu-tion of any assets of the Company of any kind or character shall be made by the Company on account of principal of, pre-mium, if any, or interest on the Securities or on account of the purchase or redemption or other acquisition of Securities unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebted-ness as to which such Payment Default relates shall have been discharged or paid in full, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

          (b)  Unless Section 4.03 shall be applicable, upon
(1) the occurrence of a Non-payment Default and (2) the earlier of (i) receipt by the Trustee and the Company from the Senior Representatives of written notice of such occurrence stating that such notice is a "Payment Blockage Notice" pursuant to
Section 4.02(b) of this Indenture or (ii) if such Non-payment Default results from the acceleration of the Securities, the date of such acceleration, no payment (other than payments pre-viously made pursuant to Article Nine hereof) or distribution of any assets of the Company of any kind or character shall be made by the Company on account of any principal of, premium, if any, or interest on the Securities or on account of the pur-chase or redemption or other acquisition of Securities for a period ("Payment Blockage Period") commencing on the date of receipt by the Trustee and the Company of the written notice of a Non-payment Default from the Representative or the date of the acceleration referred to in clause (ii) above, as the case may be, unless and until the earlier to occur of the following events: (w) 179 days shall have elapsed since receipt of such notice or the date of the acceleration of the Securities, as the case may be (provided such Designated Senior Indebtedness shall theretofore not have been accelerated), (x) such Non-pay ment Default shall have been cured or waived or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been discharged or paid in full or (z) such Payment Block-age Period shall have been terminated by written notice to the Company or the Trustee from the Representative initiating such Payment Blockage Period or the holders of at least a majority in principal amount of such issue of Designated Senior Indebt-edness initiating such Payment Blockage Period, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period may be commenced within any consecutive 365-day period and no Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecu-tive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.
In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt of the written notice by the Trustee of a Non-payment Default or the date of the accelera-tion initiating such Payment Blockage Period, as the case may be.

          (c) In the event that, notwithstanding the fore-going, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 4.02, then and in such event such payment shall be paid over and delivered forthwith to the Representatives or as a court of competent jurisdiction shall direct.


SECTION 4.03.  Securities Subordinated to Prior Payment of
               All Senior Indebtedness on Dissolution,
               Liquidation or Reorganization of Company.

          Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, upon any dissolution, winding-up, total or partial liquidation or reorganization of the Company (including, without limitation, in bankruptcy, insolvency or receivership pro-ceedings or upon any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company and whether voluntary or involuntary):

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full in cash or Cash Equivalents of all amounts payable under Senior Indebtedness (including, with respect to Designated Senior Indebtedness, any interest accruing after the commencement of any such proceeding at the rate specified in the appli-cable Designated Senior Indebtedness whether or not inter-est is an allowed claim enforceable against the Company in any such proceeding) before the Holders will be entitled to receive any payment with respect to the Securities (excluding Permitted Subordinated Reorganization Securi-ties), and until all Obligations with respect to the Senior Indebtedness are paid in full in cash or Cash Equivalents, any distribution to which the Holders would be entitled (excluding Permitted Subordinated Reorganiza-tion Securities) shall be made to the holders of Senior Indebtedness; provided, however, that no payment on any Guarantee shall constitute payment on behalf of the Com-pany for purposes of this Section 4.03(a);

          (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, prop-erty or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled (excluding Permit-ted Subordinated Reorganization Securities) except for the provisions of this Article Four, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness remaining unpaid held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the fore-going, any payment or distribution of assets of the Com-pany of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent on account of principal of, premium, if any, or interest on the Securities (excluding

     Permitted Subordinated Reorganization Securities) before all Senior Indebtedness is paid in full in cash or Cash Equivalents, such payment or distribution (subject to the provisions of Sections 4.06 and 4.07) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of Senior Indebtedness or their Representative, ratably according to the respective amounts of Senior Indebtedness held or represented by each, until all Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Notwithstanding anything to the contrary contained herein, in the absence of its gross negligence or wilful misconduct, the Trustee shall have no duty to collect or retrieve monies previously paid by it in good faith; provided that this sentence shall not affect the obligation of any other party receiving such payment to hold such payment for the benefit of, and to pay over such payment over to, the holders of Senior Indebtedness or their Representative.

          The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, trans-fer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Six hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Article Four if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the condi-tions set forth in such Article Six.

          The Company shall give prompt notice to the Trustee prior to any dissolution, winding-up, total or partial liquida-tion or reorganization (including, without limitation, in bank ruptcy, insolvency, or receivership proceedings or upon any assignment for the benefit of creditors or any other marshal ling of the Company's assets and liabilities).

SECTION 4.04. Securityholders to Be Subrogated to Rights of Holders of Senior Indebtedness.

          Subject to the payment in full in cash or Cash Equiv-alents of all Senior Indebtedness, the Holders of Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full in cash, and for the purpose of such subrogation no payments or distri-butions to the holders of Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article Four, which otherwise would have been made to the Holders, shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Four are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Four shall have been applied, pursuant to the pro-visions of this Article Four, to the payment of all amounts payable under the Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebt-edness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of the Senior Indebtedness in full in cash or Cash Equivalents.

SECTION 4.05.  Obligations of the Company Unconditional.

          Nothing contained in this Article Four or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the rela-tive rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exer-cising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Four, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any pay-ment or distribution of assets or securities of the Company referred to in this Article Four, the Trustee, subject to the provisions of Sections 8.01 and 8.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other person making any payment or distri-bution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such pay-ment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or pay-able thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Four. Nothing in this Section 4.05 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 8.07.

SECTION 4.06.  Trustee Entitled to Assume Payments Not
               Prohibited in Absence of Notice.

          The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any Representative therefor and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 8.01 and 8.02, shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 4.07. Application by Trustee of Assets Deposited with It.

          U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accor-dance with Section 9.02 shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provi sions of this Article Four. Otherwise, any deposit of assets or securities by or on behalf of the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of this Article Four; provided that if prior to the second Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 4.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date; provided, further, that no payment on any Guarantee shall constitute payment on behalf of the Company for purposes of this Section 4.07. The foregoing shall not apply to the Paying Agent if the Company or any Subsidiary or Affiliate of the Com-pany is acting as Paying Agent. Nothing contained in this
Section 4.07 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Four.

SECTION 4.08.  No Waiver of Subordination Provisions.

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b)  Without limiting the generality of subsection
(a) of this Section 4.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securi-ties and without impairing or releasing the subordination pro-vided in this Article Four or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebted-ness, do any one or more of the following: (1) change the man-ner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebt-edness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any person liable in any man-ner for the collection or payment of Senior Indebtedness; and
(4) exercise or refrain from exercising any rights against the Company and any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Seven hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.


SECTION 4.09.  Securityholders Authorize Trustee to
               Effectuate Subordination of Securities.

          Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effect the subordination provisions contained in this Article Four, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company) tending towards liquidation or reorganization of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its or his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein con-tained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their Representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composi-tion affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their Representative to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 4.10.  Right of Trustee to Hold Senior Indebtedness.

          The Trustee shall be entitled to all of the rights set forth in this Article Four in respect of any Senior Indebt-edness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 4.11.  No Suspension of Remedies.

          The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Four shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 7.01.

          Nothing contained in this Article Four shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursu-ant to Article Seven or to pursue any rights or remedies here-under or under applicable law, subject to the rights, if any, under this Article Four of the holders, from time to time, of Senior Indebtedness.

SECTION 4.12.  No Fiduciary Duty of Trustee to Holders of
               Senior Indebtedness.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful miscon-duct or gross negligence) if it shall in good faith mistakenly pay over or deliver to the Holders of Securities or the Company or any other person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Four or otherwise. Nothing in this Section 4.12 shall affect the obligation of any person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their Representative.


                        ARTICLE FIVE

                          COVENANTS


SECTION 5.01.  Payment of Securities.

          The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or a Subsidiary) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment; provided, however, that U.S. Legal Tender held by the Trustee for the benefit of holders of Senior Indebtedness or Guarantor Senior Indebtedness or the payment of which to the Holders is prohibited pursuant to the provisions of Article Four or Article Twelve hereof or otherwise shall not be considered to be designated for the pay-ment of any installment of principal or interest on the Securi-ties within the meaning of this Section 5.01.

          The Company shall pay interest on overdue principal at the rate borne by the Securities and it shall pay interest on overdue installments of interest at the same rate, to the extent lawful.

SECTION 5.02.  Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhat-tan, The City of New York, the office or agency required under
Section 2.03 hereof. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presenta-tions, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

SECTION 5.03.  Limitation on Restricted Payments.

          The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, make any Restricted Payment if, at the time of such proposed Restricted Payment, or after giving effect thereto, (a) a Default or an Event of Default shall have occurred and be continuing, (b) the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 5.12 or (c) the aggregate amount expended for all Restricted Payments, including such proposed Restricted Payment (the amount of any Restricted Payment, if other than cash, to be the fair market value thereof at the date of payment, as determined in good faith by the Board of Directors of the Company), subsequent to the Issue Date, shall exceed the sum of (i) 50% of the aggre-gate Consolidated Net Income (or if such Consolidated Net Income is a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date of the proposed Restricted Payment (the "Reference Date"), plus
(ii) 100% of the aggregate Net Proceeds received by the Company from any person (other than a Subsidiary of the Company) from the issuance and sale (including upon exchange or conversion for other securities of the Company) subsequent to the Issue

Date and on or prior to the Reference Date of Qualified Capital Stock (excluding (A) Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness and (B) any Net Proceeds from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsid-iary, until and to the extent such borrowing is repaid), plus
(iii) 100% of the aggregate net cash proceeds received by the Company as capital contributions to the Company after the Issue Date, plus (iv) $25 million.

          Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing as a conse-quence thereof, the provisions set forth in the immediately preceding paragraph will not prevent (1) the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declara-tion, (2) the acquisition of any shares of Capital Stock of the Company or the repurchase, redemption or other repayment of any Subordinated Indebtedness in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of shares of Qualified Capital Stock of the Com-pany, (3) the repurchase, redemption or other repayment of any Subordinated Indebtedness in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of Subordinated Indebtedness of the Company with an Average Life equal to or greater than the then remaining Aver-age Life of the Subordinated Indebtedness repurchased, redeemed or repaid, and (4) Permitted Payments; provided, however, that the declaration of each dividend paid in accordance with clause
(1) above, each acquisition, repurchase, redemption or other repayment made in accordance with, or of the type set forth in, clause (2) above, and each payment described in clause (iii),
(iv), (v), (vi) or (vii) of the definition of the term "Permit-ted Payments" shall each be counted for purposes of computing amounts expended pursuant to subclause (c) in the immediately preceding paragraph, and no amounts expended pursuant to clause
(3) above or pursuant to clauses (i) or (ii) of the definition of the term "Permitted Payments" shall be so counted; provided further that to the extent any payments made pursuant to clause
(vii) of the definition of the term "Permitted Payments" are deducted for purposes of computing the Consolidated Net Income of the Company, such payments shall not be counted for purposes of computing amounts expended as Restricted Payments pursuant to subclause (c) in the immediately preceding paragraph.

          Prior to making any Restricted Payment under the first paragraph of this Section 5.03, the Company shall deliver to the Trustee an Officers' Certificate setting forth the com-putation by which the amount available for Restricted Payments pursuant to such paragraph was determined. The Trustee shall have no duty or responsibility to determine the accuracy or correctness of this computation and shall be fully protected in relying on such Officers' Certificate.

SECTION 5.04.  Corporate Existence.

          Except as otherwise permitted by Article Six, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate exis-tence and the corporate or other existence of each of its Sig-nificant Subsidiaries in accordance with the respective organi-zational documents of each such Significant Subsidiary and the rights (charter and statutory) and franchises of the Company and each such Significant Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Significant Subsidiaries, any such existence, right or fran-chise, if the Board of Directors of the Company or such Sig-nificant Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any such Significant Subsidiary.

SECTION 5.05.  Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent,
(i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Sub-sidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either (a) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP or
(b) the failure to make such payment or effect such discharge (together with all other such failures) would not have a mate-rial adverse effect on the financial condition or results or operations of the Company and its Subsidiaries taken as a whole.

SECTION 5.06.  Maintenance of Properties and Insurance.

          (a) The Company shall cause all properties used or useful to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equip-ment and shall cause to be made all necessary repairs, renew-als, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that nothing in this
Section 5.06 shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such prop-erties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business,
(ii) in the good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, or of the senior officers of the Company or such Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, or (iii) is otherwise permitted by this Indenture.

          (b) The Company shall provide or cause to be pro-vided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent man-ner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for cor-porations similarly situated in the industry, unless the fail-ure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 5.07.  Compliance Certificate; Notice of Default.

          (a) The Company shall deliver to the Trustee within 120 days after the end of the Company's fiscal year an Offic-ers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Offic-ers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such cer-tificate, that to the best of his knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no event of default in respect of any payment obligation under the Credit Agree-ment, Default or Event of Default occurred during such year or, if such signers do know of such an event of default, Default or Event of Default, the certificate shall describe the event of default, Default or Event of Default and its status with par-ticularity. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b) So long as not contrary to the then current rec-ommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stat-ing (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their atten tion and if such a Default has come to their attention, speci-fying the nature and period of existence thereof.

          (c) The Company shall deliver to the Trustee, forth-with upon becoming aware, and in any event within 5 days after the occurrence, of (i) any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture; (ii) any event of default in respect of any payment obligation under the Credit Agreement or any event of default under any other bond, debenture, note, or other evi-dence of Indebtedness of the Company or any of its Subsidiar-ies, or under any mortgage, indenture or other instrument if such event of default related to Indebtedness at any time in an aggregate principal amount exceeding $20 million, an Officers' Certificate specifying with particularity such event.

SECTION 5.08.  Compliance with Laws.

          The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any gov-ernmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being con-tested in good faith and by appropriate proceedings and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

SECTION 5.09.  SEC Reports.

          The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual report and of the information docu-ments and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders of Securities with such annual reports and such information, documents and other reports specified in Section 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

SECTION 5.10.  Waiver of Stay, Extension or Usury Laws.

          The Company covenants (to the extent that it may law-fully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advan-tage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securi-ties as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.11.  Limitation on Transactions with Affiliates.

          (a) Neither the Company nor any of its Subsidiaries shall (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, or issue securities (other than equity securities which do not constitute Disqualified Capital Stock) to, (ii) purchase any property, assets or securities from, (iii) make any Investment in, or (iv) enter into or suf-fer to exist any contract or agreement with or for the benefit of, an Affiliate or Significant Stockholder (or any Affiliate of such Significant Stockholder) of the Company or any Subsid-iary (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 5.11(b) and (y) Affiliate Transactions in the ordinary course of business that are fair to the Company or such Subsidiary, as the case may be, and on terms at least as favorable as might reasonably have been obtainable at such time from an unaffiliated party; provided that (A) with respect to Affiliate Transactions involving aggregate payments in excess of $1 million and less than $5 million, the Company or such Subsidiary, as the case may be, shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions com-plies with clause (y) above, (B) with respect to Affiliate Transactions involving aggregate payments in excess of $5 mil-lion and less than $15 million, the Company or such Subsidiary, as the case may be, shall have delivered an Officers' Certifi-cate to the Trustee certifying that such Affiliate Transaction complies with clause (y) above and that such Affiliate Transac-tion has received the approval of a majority of the disinterested members of the Board of Directors of the Company or the Subsidiary, as the case may be, or in the absence of any such approval by the disinterested members of the Board of Directors of the Company or the Subsidiary, as the case may be, that an Independent Financial Advisor has reasonably and in good faith determined that the financial terms of such Affili-ate Transaction are fair to the Company or such Subsidiary, as the case may be, or that the terms of such Affiliate Transac-tion are at least as favorable as might reasonably have been obtained at such time from an unaffiliated party and that such Independent Financial Advisor has provided written confirmation of such determination to the Board of Directors and (C) with respect to Affiliate Transactions involving aggregate payments in excess of $15 million, the Company or such Subsidiary, as the case may be, shall have delivered to the Trustee a written opinion from an Independent Financial Advisor to the effect that the financial terms of such Affiliate Transaction are fair to the Company or such Subsidiary, as the case may be, or that the terms of such Affiliate Transaction are at least as favor able as those that might reasonably have been obtained at the time from an unaffiliated party.

          (b) The provisions of Section 5.11(a) shall not apply to (i) any Permitted Payment, (ii) any Restricted Payment that is made in compliance with the provisions of Section 5.03,
(iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary, as determined by the Board of Directors of the Company or any Sub-sidiary or the senior management thereof in good faith,
(iv) transactions exclusively between or among the Company and any of its wholly-owned Subsidiaries or exclusively between or among such wholly-owned Subsidiaries, provided such transac-tions are not otherwise prohibited by this Indenture, (v) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pur-suant to any amendment thereto) so long as any such amendment is not disadvantageous to the Securityholders in any material respect, (vi) the existence of, or the performance by the Com-pany or any of its Subsidiaries of its obligations under the terms of, any stockholder agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or New Holdings) is a party as of the Issue Date and any similar agreements which it (or New Holdings) may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Subsidiaries of obliga-tions under any future amendment to, any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (vi) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Securityholders in any material respect, (vii) transactions permitted by, and comply-ing with, the provisions of Section 6.01 and (viii) purchases or sales of goods or services or other transactions with sup-pliers, in each case, in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture which are fair to the Company, in the reasonable determination of the Board of Directors, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

SECTION 5.12.  Limitation on Incurrences of
               Additional Indebtedness.

          The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for the payment of (collectively "incur") any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default with respect to payment of principal of, or interest on, the Securi-ties or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any Subsidiary Guarantor may incur Indebtedness if immediately before and immediately after giving effect to the incurrence of such Indebtedness the Oper-ating Coverage Ratio of the Company would be greater than 2.0 to 1.0; provided further a Subsidiary may incur Acquired Indebtedness to the extent such Indebtedness could have been incurred by the Company pursuant to the immediately preceding proviso.

SECTION 5.13.  Limitation on Dividends and Other Payment
               Restrictions Affecting Subsidiaries.

          The Company shall not, and shall not permit any Sub-sidiary to, directly or indirectly, create or suffer to exist, or allow to become effective any consensual Payment Restriction with respect to any of its Subsidiaries, except for (a) any such restrictions contained in (i) the Credit Agreement in effect on the Issue Date, as any such payment restriction may apply to any present or future Subsidiary, (ii) this Indenture and any agreement in effect at or entered into on the Issue Date, (iii) Indebtedness of a person existing at the time such person becomes a Subsidiary (provided that (x) such Indebted-ness is not incurred in connection with, or in contemplation of, such person becoming a Subsidiary, (y) such restriction is not applicable to any person, or the properties or assets or any person, other than the person so acquired and (z) such Indebtedness is otherwise permitted to be incurred pursuant to
Section 5.12), (iv) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 5.12 and 5.14 that limit the right of the debtor to dispose of the assets securing such Indebtedness; (b) customary non-assignment provisions restrict-ing subletting or assignment of any lease or other agreement entered into by a Subsidiary; (c) customary net worth provi-sions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business; (d) customary restrictions with respect to a Subsidiary pursuant to an agree-ment that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (e) customary provisions in joint venture agree-ments and other similar agreements; (f) restrictions contained in Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clause (a) above; provided that the restrictions contained therein are not materially more restric-tive taken as a whole than those provided for in such Indebted-ness being refinanced, refunded, extended or renewed and (g) Payment Restrictions contained in any other Indebtedness per-mitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 5.12; provided that any such Payment Restrictions are ordinary and customary with respect to the type of Indebtedness being incurred (under the relevant circum-stances) and, in any event, no more restrictive than the most restrictive Payment Restrictions in effect on the Issue Date.

SECTION 5.14.  Limitation on Liens.

          The Company shall not and shall not permit any Sub-sidiary to create, incur, assume or suffer to exist any Liens upon any of their respective assets unless the Securities are equally and ratably secured by the Liens covering such assets, except for (i) Liens on assets of the Company securing Senior Indebtedness and Liens on assets of a Subsidiary Guarantor which, at the time of incurrence, secure Guarantor Senior Indebtedness; (ii) existing and future Liens securing Indebted-ness and other obligations of the Company and its Subsidiaries under the Credit Agreement or any refinancing or replacement thereof in whole or in part permitted under this Indenture,
(iii) Permitted Liens, (iv) Liens securing Acquired Indebtedness, provided that such Liens (x) are not incurred in connection with, or in contemplation of, the acquisition of the property or assets acquired and (y) do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets so acquired, (v) Liens to secure Capitalized Lease Obligations and certain other Indebtedness that is otherwise permitted under this Indenture, provided that
(A) any such Lien is created solely for the purpose of securing such other Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, the purchase (whether through stock or asset purchase, merger or otherwise) or construction) or improvement of the property subject thereto (whether real or personal, including fixtures and other equipment), (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs and (C) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item, (vi) Liens existing on the Issue Date (after giv-ing effect to the Merger), (vii) Liens in favor of the Trustee under this Indenture and any substantially equivalent Lien granted to any trustee or similar institution under any inden-ture for Indebtedness permitted by the terms of this Indenture, and (viii) any replacement, extension or renewal, in whole or in part, of any Lien described in the foregoing clauses includ-ing in connection with any refinancing of the Indebtedness, in whole or in part, secured by any such Lien provided that to the extent any such clause limits the amount secured or the assets subject to such Liens, no extension or renewal shall increase the amount or the assets subject to such Liens, except to the extent that the Liens associated with such additional assets are otherwise permitted hereunder.

SECTION 5.15.  Limitation on Change of Control.

          (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the repurchase of such Holder's Securities pursuant to the offer described in para-graph (b), below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. Prior to the mailing of the notice of a Change of Control Offer pro-vided for in paragraph (b) below, within 30 days following any Change of Control the Company shall either (a) repay in full and terminate all commitments under Indebtedness under the Credit Agreement to the extent the terms thereof require repayment upon a Change of Control (or offer to repay in full and terminate all commitments under all such Indebtedness under the Credit Agreement and repay the Indebtedness owed to each lender which has accepted such offer), or (b) obtain the requi-site consent under the Credit Agreement, the terms of which require repayment upon a Change of Control, to permit the repurchase of the Securities as provided for in this Section
5.15. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Securities pursuant to this Section 5.15. The Com-pany's failure to comply with the covenants described in this paragraph shall constitute an Event of Default under this Indenture.

          (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the

Company must send, by first class mail, a notice to each Holder of Securities, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials neces-sary to enable such Holders to tender Securities pursuant to the Change of Control Offer. The Company shall give notice of an event giving rise to a Change of Control on the same date and in the same manner to all Holders of Securities. Such notice shall state:

          (1) that the Change of Control Offer is being made pursuant to this Section 5.15 and that all Securities ten-dered will be accepted for payment;

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date"); provided, however, that the Change of Control Payment Date for the Securities shall be subsequent to such date for the Senior F4L Notes;

          (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

          (4) that, unless (i) the Company defaults in making payment therefor or (ii) such payment is prohibited pursu-ant to Article Four, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Security pur-chased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter set-ting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

          (7) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portions of the Securities sur-rendered; provided that each Security purchased and each Security issued shall be in an original principal amount of $1,000 or integral multiples thereof;

          (8) that each Change of Contol Offer is required to remain open for at least 20 Business Days and until 12:00
     Midnight New York City time on the applicable Change of Control Payment Date; and

          (9) the circumstances and relevant facts regarding such Change of Control.

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities so tendered and
(iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or por-tions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (and the Trus-tee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any unpurchased portion of the Securities surrendered) unless such payment is prohib-ited pursuant to Article Four or otherwise. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 5.15, the Trustee shall act as the Paying Agent.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regula-tions are applicable in connection with the repurchase of Secu-rities pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 5.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 5.15 by virtue thereof.

SECTION 5.16.  Limitation on Asset Sales.

          The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale, unless (a) the Company or the applicable Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold and (b) upon consummation of an Asset Sale, the Company will within 365 days of the receipt of the proceeds therefrom, either: (i) apply or cause its subsidiary to apply the Net Cash Proceeds of any Asset Sale to (1) a Related Busi-ness Investment, (2) an investment in properties and assets that replace the properties and assets that are the subject of such Asset Sale or (3) an investment in properties and assets that will be used in the business of the Company and its Sub-sidiaries existing on the Issue Date or in a business reason-ably related thereto; (ii) apply or cause to be applied such Net Cash Proceeds to the permanent repayment of Pari Passu Indebtedness or Senior Indebtedness; provided, however, that the repayment of any revolving loan (under the Credit Agreement or otherwise) shall result in a permanent reduction in the com-mitment thereunder; (iii) use such Net Cash Proceeds to secure Letter of Credit Obligations to the extent related letters of credit have not been drawn upon or returned undrawn; or (iv) after such time as the accumulated Net Cash Proceeds equals or exceeds $20 million, apply or cause to be applied such Net Cash Proceeds to the purchase of Securities tendered to the Company for purchase at a price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (a "Net Proceeds Offer"); provided, however, that the Company shall have the right to exclude from the foregoing provisions Asset Sales subsequent to the Issue Date, (x) the proceeds of which are derived from the sale and substantially concurrent lease-back of a supermarket and/or related assets which are acquired or constructed by the Company or a Subsid iary subsequent to the Issue Date, provided that such sale and substantially concurrent lease-back occurs within 180 days fol-lowing such acquisition or the completion of such construction, as the case may be, and (y) the proceeds of which in the aggre-gate do not exceed $20 million; provided further that pending the utilization of any Net Cash Proceeds in the manner (and within the time period) described above, the Company may use any such Net Cash Proceeds to repay revolving loans under the Credit Agreement without a permanent reduction of the commit-ment thereunder.

          Notice of a Net Proceeds Offer pursuant to this
Section 5.16 will be mailed to record Holders of Securities as shown on the register of Holders not less than 325 days nor more than 365 days after the relevant Asset Sale, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer and shall state the follow-ing terms:
          (1) that the Net Proceeds Offer is being made pursu-ant to Section 5.16 and that all Securities tendered will be accepted for payment, provided, however, that if the aggregate principal amount of Securities tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Pro-ceeds Offer, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

          (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Proceeds Purchase Date");

          (3) that any Security not tendered will continue to accrue interest if interest is then accruing;

          (4) that, unless (i) the Company defaults in making payment therefor or (ii) such payment is prohibited pursuant to Article Four hereof or otherwise, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

          (5) that Holders electing to have a Security pur-chased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Secu-rity completed, to the Paying Agent at the address speci-fied in the notice prior to the close of business on the Business Day prior to the Proceeds Purchase Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two

     Business Days prior to the Proceeds Purchase Date, a tele-gram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a state-ment that such Holder is withdrawing his election to have such Security purchased; and

          (7) that Holders whose Securities were purchased only in part will be issued new Securities equal in prin-cipal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof.

          On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price of all Securities to be purchased and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered) unless such payment is prohibited pursuant to Article Four hereof or otherwise. The Company will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Proceeds Purchase Date. For purposes of this Section 5.16, the Trustee shall act as the Paying Agent.

          Any amounts remaining after the purchase of Securi-ties pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regula-tions are applicable in connection with the purchase of Securi-ties pursuant to a Net Proceeds Offer. To the extent the pro-visions of any securities laws or regulations conflict with the provisions under this Section 5.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Sec-tion 5.16 by virtue thereof.

SECTION 5.17.  Guarantees of Certain Indebtedness.

          The Company will not permit any of its Subsidiaries to (a) incur, guarantee or secure through the granting of Liens the payment of any Indebtedness under the term portion of the Credit Agreement or refinancings thereof or (b) pledge any intercompany notes representing obligations of any of its Sub-sidiaries, to secure the payment of any Indebtedness under the term portion of the Credit Agreement or refinancings thereof, in each case unless such Subsidiary, the Company and the Trus-tee execute and deliver a supplemental indenture evidencing such Subsidiary's Guarantee.

SECTION 5.18.  Limitation on Preferred Stock of Subsidiaries.

          The Company will not permit any of its Subsidiaries to issue Preferred Stock (other than to the Company or to a wholly-owned Subsidiary) or permit any person (other than the Company or a wholly-owned Subsidiary) to own any Preferred Stock of any Subsidiary.

SECTION 5.19.  Limitation on Other Senior Subordinated
               Indebtedness.

          Neither the Company nor any Subsidiary Guarantor will, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company or such Subsidiary Guaran-tor, as the case may be, unless such Indebtedness is either (a) pari passu in right of payment with the Securities or the Guar-antee of such Subsidiary Guarantor, as the case may be, or (b) subordinate in right of payment to the Securities or the Guar-antee of such Subsidiary Guarantor, as the case may be, in the same manner and at least to the same extent as the Securities are subordinate to Senior Indebtedness or as such Guarantee is subordinated to Senior Guarantor Indebtedness of such Subsid-iary Guarantor, as the case may be.

                                  ARTICLE SIX

                             SUCCESSOR CORPORATION


SECTION 6.01.  Limitations on Mergers and Certain Other
               Transactions.

          (a) The Company shall not in a single transaction or through a series of related transactions, (i) consolidate with or merge with or into any other person, or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another person or group of affiliated persons or
(ii) adopt a Plan of Liquidation, unless, in either case:

          (1) either the Company shall be the continuing per-son, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any person to which assets are transferred) (the Company or such other person being hereinafter referred to as the "Surviving Person") shall be a corpora-tion organized and validly existing under the laws of the United States, any State thereof or the District of Colum-bia, and shall expressly assume, by an indenture supple ment, all the obligations of the Company under the Securi-ties and this Indenture;

          (2) immediately after and giving effect to such transaction and the assumption contemplated by clause
     (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith,
     (A) the Surviving Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
     (B) the Surviving Person could incur at least $1 of addi-tional Indebtedness (other than Permitted Indebtedness) pursuant to Section 5.12;

          (3) immediately before and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or

     Event of Default shall have occurred and be continuing;
     and

          (4) each Subsidiary Guarantor, unless it is the other party to the transaction, shall have by supplemental indenture confirmed that its Guarantee of the obligations of the Company under the Securities and this Indenture shall apply, without alteration or amendment as such Guar-antee applies on the date it was granted under this Inden-ture to the obligations of the Company under this Inden-ture and the Securities to the obligations of the Company or such Person as the case may be, under this Indenture and the Securities, after consummation of such transaction.

          (b) Notwithstanding the foregoing, the consummation of the Merger on the Issue Date need only comply with clauses
(1) and (3) of the foregoing paragraph.

          (c) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more direct or indirect Subsid-iaries, the Capital Stock of which constitutes all or substan-tially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 6.02.  Successor Corporation Substituted.

          Upon any consolidation or merger, or any transfer of assets in accordance with Section 6.01, the successor person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person had been named as the Company herein; provided, however, that solely for purposes of computing amounts described in subclause (c) of the first paragraph of
Section 5.03, any such successor person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets. When a successor corporation assumes all of the obligations of the Company here-under and under the Securities and agrees to be bound hereby and thereby, the predecessor shall be released from such obligations.

                                 ARTICLE SEVEN

                              DEFAULT AND REMEDIES


SECTION 7.01.  Events of Default.

          An "Event of Default" occurs if:

            (i) the Company defaults in the payment of interest on any Securities when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article Four hereof;

            (ii) the Company defaults in the payment of the principal of, or premium, if any, on the Securities when due whether at maturity, upon acceleration, redemption, required repurchase or otherwise, whether or not such pay ment shall be prohibited by the provisions of Article Four hereof;

            (iii) the Company fails to comply with any of its agreements contained in the Securities or this Indenture (other than a default specified in clause (i) or (ii) above), if such failure continues for the period and after the notice specified below;

            (iv)    there shall be a default under any
     Indebtedness of the Company or any of its Subsidiaries, whether such Indebtedness now exists or shall hereafter be created, if both (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity or (2) relates to an obligation other than the obligation to pay such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity or the maturity of which has been so accelerated, aggregates $20 million or more at any one time outstanding;

            (v) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $20 million, either individually or in the aggregate, shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect;

            (vi) either the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case or proceeding; (b) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding or the commencement of any case or proceeding against it; (c) consents to the appointment of a custodian of it or for substantially all of its property; or
     (d) makes a general assignment for the benefit of its creditors;

            (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Significant Subsidiary, in an involuntary case or proceeding; (b) appoints a cus-todian of the Company or any Significant Subsidiary, or for all or any substantial part of their respective prop-erties; or (c) orders the liquidation of the Company or any Significant Subsidiary and in each case the order or decree remains unstayed and in effect for 60 days;

            (viii) the lenders under the Credit Agreement shall commence judicial proceedings to foreclose upon any mate rial portion of the assets of the Company and its Subsid iaries or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

            (ix) any of the Guarantees shall be declared or adjudged invalid in a final judgment or order issued by any court or governmental authority.

          A Default under clause (iii) above (other than in the case of any Default under Section 5.03, 5.15, 5.16 or 6.01, which Defaults shall be Events of Default with the notice spec-ified in this paragraph but without the passage of time speci-fied in this paragraph) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Securities notify the Com-pany and the Trustee of the Default, and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Securities then outstanding. When a Default is cured, it ceases.

SECTION 7.02.  Acceleration.

          (a) If an Event of Default (other than an Event of Default specified in Section 7.01(vi) or (vii) with respect to the Company or a Subsidiary Guarantor) occurs and is continu-ing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may, and the Trustee upon the request of the Holders of not less than 25% in aggre-gate principal amount of the then outstanding Securities shall, declare due and payable all unpaid principal and interest accrued and unpaid on the then outstanding Securities by writ-ten notice to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of accel-eration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Agreement, shall become due and payable upon the first to occur of an acceleration under the Credit Agreement, or five business days after receipt by the Company and the Credit Agent of such Acceleration Notice. If an Event of Default specified in Section 7.01(vi) or (vii) occurs with respect to the Company or a Subsidiary Guarantor, all unpaid principal of and accrued interest on all then outstanding Securities shall be immediately due and pay-able without any declaration or other act on the part of the Trustee or any of the Holders. Upon payment of such principal amount, interest, and premium, if any, all of the Company's obligations under the Securities and this Indenture, other than obligations under Section 8.07, shall terminate. After a declaration of acceleration, the Holders of a majority in principal amount of the Securities then outstanding, by notice to the Trustee, may rescind an acceleration and its conse-quences if (i) all existing Events of Default, other than the non-payment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and over due principal, which has become due otherwise than by such dec-laration of acceleration, has been paid, (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (iv) the Company has paid or depos-ited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee under this Indenture and the compensa-tion, expenses, disbursements and advances of the Trustee, its agents and counsel.

          (b) In the event of a declaration of acceleration under this Indenture because an Event of Default set forth in
Section 7.01(iv) has occurred and is continuing, such declara-tion of acceleration shall be automatically rescinded and annulled if either (i) the holders of the Indebtedness which is the subject of such Event of Default have waived such failure to pay at maturity or have rescinded the acceleration in respect of such Indebtedness within 90 days of such maturity or declaration of acceleration, as the case may be, and no other Event of Default has occurred during such 90-day period which has not been cured or waived, or (ii) such Indebtedness shall have been discharged or the maturity thereof shall have been extended such that it is not then due and payable, or the underlying default has been cured, within 90 days of such maturity or declaration of acceleration, as the case may be.

SECTION 7.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 7.04.  Waiver of Past Defaults.

          Subject to Sections 7.07 and 10.02, the Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clauses (i) and (ii) of Section 7.01. When a Default or Event of Default is waived, it is cured and ceases.

SECTION 7.05.  Control by Majority.

          Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any reme-dies provided for in Section 7.03. Subject to Section 8.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 7.06.  Limitation on Suits.

          A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holder or Holders of at least 25% in princi-pal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holder or Holders of a majority in principal amount of the outstanding Secu-rities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Securityholder may not use this Indenture to preju-dice the rights of another Securityholder or to obtain a pref-erence or priority over such other Securityholder.

SECTION 7.07.  Rights of Holders to Receive Payment.

          Notwithstanding any other provision of this Inden-ture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 7.08.  Collection Suit by Trustee.

          If an Event of Default in payment of principal or interest specified in clause (i) or (ii) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Secu-rities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trus-tee, its agents and counsel.

SECTION 7.09.  Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relating to the Company or any other obligor upon the Securities, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Security-holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 7.10.  Priorities.

          If the Trustee collects any money pursuant to this Article Seven, it shall pay out the money in the following order:

          First:  to the Trustee for amounts due under
     Section 8.07;

          Second: subject to Article Four and Article Twelve, to Holders for interest accrued on the Securities, rat-ably, without preference or priority of any kind, accord-ing to the amounts due and payable on the Securities for interest;

          Third: subject to Article Four and Article Twelve, to Holders for principal amounts due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

          Fourth: subject to Article Four and Article Twelve, to the Company or the Subsidiary Guarantors, as their respective interests may appear.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 7.10.

SECTION 7.11.  Rights and Remedies Cumulative.

          No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or here-after existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 7.12.  Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquies-cence therein. Every right and remedy given by this Article Seven or by law to the Trustee or to the Holders may be exer-cised from time to time, and as often as may be deemed expe-dient, by the Trustee or by the Holders, as the case may be.

SECTION 7.13.  Undertaking for Costs.

          In any suit for the enforcement of any right or rem-edy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 7.13 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.


                                 ARTICLE EIGHT

                                    TRUSTEE


          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 8.01.  Duties of Trustee.

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of a Default or an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no cove-nants or obligations shall be implied in this Indenture that are adverse to the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Inden-ture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section 8.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
     Section 7.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or lia-bility is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b),
(c) and (d) of this Section 8.01.

          (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 8.02.  Rights of Trustee.

          Subject to Section 8.01:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any res-olution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, deben-ture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

SECTION 8.03.  Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

SECTION 8.04.  Trustee's Disclaimer.

          The Trustee makes no representation as to the valid-ity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any state-ment in the Securities other than the Trustee's certificate of authentication.

SECTION 8.05.  Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of Securities notice of the Default or Event of Default within 90 days after such Default or Event of Default occurs; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of or interest on any Security, including the failure to make payment on a Change of Control Payment Date pursuant to a Change of Control Offer or payment when due pursuant to a Net Proceeds Offer the Trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the Holders.

SECTION 8.06.  Reports by Trustee to Holders.

          Within 60 days after each        beginning with the
       following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Securityholder a brief report dated as of such that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Securities are listed.

          The Company shall notify the Trustee if the Securi-ties become listed on any stock exchange.

SECTION 8.07.  Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it except for such actions to the extent caused by any negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties here-under. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indem-nity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate coun-sel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Com-pany and the Trustee in connection with such defense as reason-ably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this
Section 8.07, the Trustee shall have a lien prior to the Secu-rities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay princi-pal of or interest on particular Securities.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(vi) or

(vii) occurs, the expenses and the compensation for the ser-vices are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 8.08.  Replacement of Trustee.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstand-ing Securities may remove the Trustee and appoint a successor trustee with the Company's consent, by so notifying the Company and the Trustee. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 8.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the succes-sor Trustee takes office, the Holders of a majority in princi-pal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written accep-tance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 8.07, the res-ignation or removal of the retiring Trustee shall become effec-tive, and the successor Trustee shall have all the rights, pow-ers and duties of the Trustee under this Indenture. A succes-sor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a suc-cessor Trustee.

          If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a succes-sor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company's obligations under
Section 8.07 shall continue for the benefit of the retiring
Trustee.

SECTION 8.09.  Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviv-ing or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is other-wise eligible hereunder, be the successor Trustee.

SECTION 8.10.  Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satis-fies the requirement of TIA Sections 310(a)(1) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstand-ing, if the requirements for such exclusion set forth in TIA
Section 310(b)(1) are met.

SECTION 8.11.  Preferential Collection of Claims Against
               Company.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated.

                                  ARTICLE NINE

                    SATISFACTION AND DISCHARGE OF INDENTURE


SECTION 9.01.  Termination of the Company's
               Obligations.

          The Company may terminate its obligations under the Securities and this Indenture, and the obligations of any Sub-sidiary Guarantor shall terminate, except those obligations referred to in the penultimate paragraph of this Section 9.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 9.04) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

          (1) either (i) pursuant to Article Three, the Com-pany shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities have otherwise become due and payable hereunder;

          (2) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee sat-isfactory to the Trustee, under the terms of an irrevo-cable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvest-ment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and inter-est with respect to the Securities and, provided, further, that from and after the time of deposit, the money depos-ited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article Four and Article Twelve;

          (3) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

          (4) the Company shall have paid all other sums pay-able by it hereunder; and

          (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's and any Subsidiary Guaran-tor's obligation under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

          Notwithstanding the foregoing paragraph, the Compa-ny's obligations in Sections 2.05, 2.06, 2.07, 2.08, 5.01, 5.02 and 8.07 and any Subsidiary Guarantor's obligations in respect thereof shall survive until the Securities are no longer out-standing pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Company's obliga-tions in Sections 8.07, 9.04 and 9.05 and any Subsidiary Guar-antor's obligations in respect thereof shall survive.

          After such delivery or irrevocable deposit the Trus-tee upon request shall acknowledge in writing the discharge of the Company's and any Subsidiary Guarantor's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 9.02.  Legal Defeasance and Covenant
               Defeasance.

          (a) The Company may, at its option by Board Resolu-tion of the Board of Directors of the Company, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the out-standing Securities upon compliance with the conditions set forth in paragraph (d).

          (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and any Subsidiary Guarantor shall be deemed to have been released and discharged from its obligations with respect to the out-standing Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this pur-pose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness rep-resented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and the Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obliga-tions to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article Four, Article Twelve or otherwise, except for the following which shall sur-vive until otherwise terminated or discharged hereunder:
(i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obli-gations with respect to such Securities under Sections 2.06,
2.07 and 5.02, and, with respect to the Trustee, under
Section 8.07 and any Subsidiary Guarantor's obligations in respect thereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 9.02 and Section 9.05. Subject to compliance with this
Section 9.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

          (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Four and Article Six and in Sec-tions 5.03, 5.05 through 5.09 and 5.11 through 5.19 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "cove-nant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direc-tion, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders of the Securities and the Guar-antees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article Four, Article Twelve or otherwise. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company and any Sub-sidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01(iii), but, except as specified above, the remainder of this Indenture and such Securities shall be unaf-fected thereby.

          (d) The following shall be the conditions to appli-cation of either paragraph (b) or paragraph (c) above to the outstanding Securities:

            (i)     the Company shall irrevocably have
     deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of
     Section 8.10 who shall agree to comply with the provisions of this Section 9.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities,
     (x) money in an amount or (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Securities not later than one day before the due date of any payment, or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Securities on the Maturity Date or otherwise in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

            (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securi-ties shall have occurred and be continuing on the date of such deposit or, insofar as Section 7.01(vi) or (vii) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being under-stood that this condition shall not be deemed satisfied until the expiration of such period);

            (iii)   such legal defeasance or covenant
     defeasance shall not cause the Trustee to have a conflicting interest with respect to any Securities of the Company or any Subsidiary Guarantor;

            (iv)    such legal defeasance or covenant
     defeasance shall not result in a breach or violation of, or consti tute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound (and in that connection, the Trustee shall have received a certificate from the Credit Agent to that effect with respect to such Credit Agreement if then in effect);

            (v)     in the case of an election under
     paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

            (vi)    in the case of an election under
     paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

            (vii) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Senior Indebtedness or Guarantor Senior Indebtedness, including, without limita-tion, those arising under this Indenture, after the 91st day following the deposit, and (y) after the 91st day fol-lowing the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

            (viii)  the Company shall have delivered to the
     Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with; and

            (ix) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities over other creditors of the Company or any Subsidiary Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Subsidiary Guarantor or others.

          (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Section 9.02 to the contrary not-withstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or cove-nant defeasance.

SECTION 9.03.  Application of Trust Money.

          The Trustee shall hold in trust money or U.S. Govern-ment Obligations deposited with it pursuant to Sections 9.01 and 9.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Inden-ture to the payment of principal of, premium, if any, and interest on the Securities.

SECTION 9.04.  Repayment to Company or Subsidiary
               Guarantors.

          Subject to Sections 8.07, 9.01 and 9.02, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Subsidiary Guarantor, to such Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 9.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Subsidiary Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the pay-ment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company or any Subsidiary Guarantor, as the case may be, Securityholders entitled to money must look solely to the Com-pany for payment as general creditors unless an applicable abandoned property law designates another person, and all lia-bility of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.05.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such applica-tion, then and only then the Company's and each Subsidiary Guarantor's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, how-ever, that if the Company or the Subsidiary Guarantors, as the case may be, has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be, subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE TEN

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 10.01.  Without Consent of Holders.

          The Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee, together, may amend or supplement this Indenture or the Securities with-out notice to or consent of any Securityholder:

          (1)  to cure any ambiguity, defect or inconsistency;
     provided that such amendment or supplement does not adversely affect the rights of any Holder;

          (2)  to comply with Article Six and Section 11.06;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (4) to make any other change that does not adversely affect the rights of any Securityholder; or

          (5) to comply with any requirements of the Commis-sion in connection with the qualification of this Inden-ture under the TIA;

provided that the Company has delivered to the Trustee an Opin-ion of Counsel stating that such amendment or supplement com-plies with the provisions of this Section 10.01.

SECTION 10.02.  With Consent of Holders.

          Subject to Section 7.07, the Company and each Subsid-iary Guarantor, when authorized by a Board Resolution, and the Trustee, together with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities, may amend or supplement, or waive compliance with any provision of, this Indenture, the Securi-ties or any Guarantee without notice to any other Securityholders; provided that without the consent of Holders of not less than two thirds in aggregate principal amount of Securities then outstanding, no such amendment, supplement or waiver may release any Subsidiary Guarantor from any of its obligations under its Guarantee or this Indenture other than in accordance with the terms of such Guarantee and this Indenture.

Without the consent of each Securityholder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 7.04, may:

          (1) change the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities or the Guarantees;

          (2) reduce the rate or extend the time for payment of interest on any Security;

          (3)  reduce the principal amount of any Security;

          (4) change the Maturity Date of any Security or the Change of Control Payment Date, or alter the redemption provisions in this Indenture or the Securities or the pur-chase price in connection with any repurchase of Securi-ties pursuant to Section 5.15 in a manner adverse to any Holder;

          (5) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the princi-pal of, interest on, or redemption payment with respect to, any Security;

          (6)  make any changes in Section 7.04, 7.07 or this
     Section 10.02;

          (7) make the principal of, or the interest on any Security payable with anything or in any manner other than as provided for in this Indenture, the Securities and the Guarantees as in effect on the date hereof;

          (8) waive a Default or Event of Default resulting from failure to comply with the provisions of Section
     5.15; or

          (9) modify the subordination provisions of this Indenture (including the related definitions) so as to adversely affect the ranking of any Security or Guarantee.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Hold-ers affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          In connection with any amendment, supplement or waiver under this Article Ten, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, considera-tion for such Holder's consent to such amendment, supplement or waiver.

SECTION 10.03.  Compliance with TIA.

          From the date on which the Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04.  Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or por-tion of a Security that evidences the same debt as the consent-ing Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Cer-tificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstand-ing the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 10.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Secu-rity; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforce-ment of any such payment on or after such respective dates without the consent of such Holder.

SECTION 10.05.  Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 10.06.  Trustee to Sign Amendments, Etc.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Ten; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Inden-ture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or per-mitted by this Indenture.

                                 ARTICLE ELEVEN

                                   GUARANTEE


SECTION 11.01.  Unconditional Guarantee.

          Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee"), subject to Article Twelve, to each Holder of a Security authenticated and deliv-ered by the Trustee and to the Trustee and its successors and assigns, the Securities or the Obligations of the Company here under or thereunder, that: (i) the principal of and interest on the Securities will be promptly paid in full when due, sub-ject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue princi-pal, if any, and interest on any interest, to the extent law-ful, of the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, how ever, in the case of clauses (i) and (ii) above, to the limita-tions set forth in Section 11.05. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be uncondi-tional, irrespective of the validity, regularity or enforce-ability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Secu-rities, this Indenture and in this Guarantee. If any Securityholder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Securityholder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be acceler-ated as provided in Article Seven for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohi-bition preventing such acceleration in respect of the obliga-tions guaranteed hereby, and (y) in the event of any accelera-tion of such obligations as provided in Article Seven, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

SECTION 11.02.  Subordination of Guarantee.

          The obligations of each Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to the Guar-antee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guaran-tor Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided in Article Twelve.

SECTION 11.03.  Severability.

          In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.04.  Release of a Subsidiary Guarantor.

          Upon (i) the release by the lenders under the Term Loans, related documents and future refinancings thereof of all guarantees of a Subsidiary Guarantor and all Liens on the prop-erty and assets of such Subsidiary Guarantor relating to such Indebtedness, or (ii) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, such Subsidiary Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsid-iary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of the Company shall also terminate upon such release, sale or transfer.

          The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Com-pany accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.04. Any Subsidiary Guaran-tor not so released remains liable for the full amount of prin-cipal of and interest on the Securities as provided in this Article Eleven.

SECTION 11.05.  Limitation of Subsidiary Guarantor's Liability.

          Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guaran-tor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effec-tuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, but not limited to, the Guarantor Senior Indebted-ness of such Subsidiary Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 11.07, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

SECTION 11.06.  Subsidiary Guarantors May Consolidate,
                etc., on Certain Terms.

          (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Sub-sidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

          (b) Except as set forth in Article Five and Article Six hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); provided, however, that, subject to Sections 11.04 and 11.06(a),
(i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) upon any such consolidation, merger, sale or conveyance, the Subsid-iary Guarantee set forth in this Article Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Sub-sidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental inden-ture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be per-formed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guaran-tor with the same effect as if it had been named herein as a Subsidiary Guarantor; provided, however, that solely for pur-poses of computing amounts described in subclause (c) of the first paragraph of Section 5.03, any such successor corporation shall only be deemed to have succeeded to and be substituted for any Subsidiary Guarantor with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

SECTION 11.07.  Contribution.

          In order to provide for just and equitable contribu-tion among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in dis-charging the Company's obligations with respect to the Securi-ties or any other Subsidiary Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Sub-sidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Sub-sidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Subsidiary Guarantor under Subordinated Indebtedness)), but excluding liabilities under the Guarantee, of such Subsid-iary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giv-ing effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guaran-
tee), excluding debt in respect of the Guarantee of such Sub-sidiary Guarantor, as they become absolute and matured.

SECTION 11.08.  Waiver of Subrogation.

          Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obli-gations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Com-pany, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such

Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall, subject to the provisions of Section 11.02, Article Four and Article Twelve, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.08 is knowingly made in contempla-tion of such benefits.

SECTION 11.09.  Execution of Guarantee.

          To evidence their guarantee to the Securityholders set forth in this Article Eleven, the Subsidiary Guarantors hereby agree to execute the Guarantee in substantially the form included in Exhibit A, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Security a nota-tion of such Guarantee. Each such Guarantee shall be signed on behalf of each Subsidiary Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corpo-rate actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentica-tion thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Subsidiary Guarantor. Such signa-tures upon the Guarantee may be by manual or facsimile signa-ture of such officers and may be imprinted or otherwise repro-duced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Subsid-iary Guarantor.

SECTION 11.10.  Waiver of Stay, Extension or Usury Laws.

          Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Sub-sidiary Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE TWELVE

                     SUBORDINATION OF GUARANTEE OBLIGATIONS


SECTION 12.01.  Guarantee Obligations Subordinated
                to Guarantor Senior Indebtedness.

          Anything herein to the contrary notwithstanding, each of the Subsidiary Guarantors, for itself and its successors, and each Holder, by his acceptance of Guarantees, agrees, that any payment of obligations by a Subsidiary Guarantor in respect of its Guarantee (collectively, as to any Subsidiary Guarantor, its "Guarantee Obligations") is subordinated, to the extent and in the manner provided in this Article Twelve, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Indebtedness of such Subsidiary Guarantor.

          This Article Twelve shall constitute a continuing offer to all persons who become holders of, or continue to hold, Guarantor Senior Indebtedness, and such provisions are made for the benefit of the holders of Guarantor Senior Indebt-edness and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 12.02.  Suspension of Guarantee Obligations When
                Guarantor Senior Indebtedness in Default.

          (a)  Unless Section 12.03 shall be applicable, upon
(1) the occurrence of a Payment Default with respect to any Designated Senior Indebtedness guaranteed by a Subsidiary Guarnator (which guarantee consititutes Guarantor Senior

Indebtedness of such Subsidiary Guarantor) and (2) receipt by the Trustee, the Company and such Subsidiary Guarantor from the Representatives of written notice of such occurrence, then no payment (other than payments previously made pursuant to Article Nine hereof) or distribution of any assets of such Sub-sidiary Guarantor of any kind or character shall be made by such Subsidiary Guarantor on account of principal of, premium, if any, or interest on the Securities or on account of the pur-chase, redemption or other acquisition of Securities or any of the obligations of such Subsidiary Guarantor under this Guaran-tee unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Guarantor Senior Indebtedness shall have been discharged or paid in full, after which such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee.

          (b)  Unless Section 12.03 shall be applicable upon
(1) the occurrence of a Non-payment Default with respect to any Designated Senior Indebtedness guaranteed by a Subsidiary Guar-antor (which guarantee constitutes Guarantor Senior Indebted-ness of such Subsidiary Guarantor) and (2) the earlier of
(i) receipt by the Trustee, the Company and such Subsidiary Guarantor from the Representatives of written notice of such occurrence stating that such notice in a "Payment Blockage Notice" pursuant to Sections 4.02(b) and 12.02(b) of this Indenture or (ii) if such Non-payment Default results from the acceleration of the Securities, the date of the acceleration of the Securities, no payment (other than payments previously made pursuant to Article Nine hereof) or distribution of any assets of such Subsidiary Guarantor of any kind or character shall be made by such Guarantor on account of principal, premium, if any, or interest on the Securities or on account of the pur-chase, redemption or other acquisition of Securities or on account of any of the other obligations of such Subsidiary Guarantor under this Guarantee for a period ("Guarantor Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice or the date of the acceleration referred to in clause (ii) above, as the case may be, unless and until the earlier to occur of the following events: (w) 179 days shall have elapsed since receipt of such written notice by the Trustee or the date of the acceleration of the Securities, as the case may be (provided such Guarantor Senior Indebtedness shall theretofore not have been accelerated), (x) such Non-pay-ment Default shall have been cured or waived or shall have ceased to exist, (y) such Guarantor Senior Indebtedness shall have been discharged or paid in full or (z) such Guarantor

Payment Blockage Period shall have been terminated by written notice to the Guarantor or the Trustee from the Representative initiating such Guarantor Payment Blockage Period, or the hold-ers of at least a majority in principal amount of such issue of such Guarantor Senior Indebtedness, after which, in the case of clause (w), (x), (y) or (z), the Subsidiary Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee. Notwithstanding any other provisions of this Indenture, only one Guarantor Payment Block-age Period may be commenced within any consecutive 365 day period and no Non-payment Default with respect to Guarantor Senior Indebtedness guaranteed by any Subsidiary Guarantor (which guarantee constitutes Guarantor Senior Indebtedness of such Subsidiary Guarantor) which existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period shall be, or be made, the basis for the commencement of a second Guarantor Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Guarantor Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice or the date of the acceleration of the Securities referred to in clause (2) hereof and there must be a 186 consecutive day period in any 365 consecutive day period during which no Guarantor Payment Blockage Period is in effect.

          (c) In the event that, notwithstanding the fore-going, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 12.02, then and in such event such payment shall be paid over and delivered forthwith to the Representatives or as a court of competent jurisdiction shall direct.

SECTION 12.03.  Guarantee Obligations Subordinated to Prior
                Payment of All Guarantor Senior Indebtedness on Dissolution, Liquidation or Reorganization of Such Subsidiary Guarantor.

          Upon any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities upon any dissolution, winding up, total or partial liquidation or reorganization of such Subsidiary Guarantor and whether voluntary or involuntary (including, without limitation, in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Sub-sidiary Guarantor and whether voluntary or involuntary):

          (a) the holders of all Guarantor Senior Indebtedness of such Subsidiary Guarantor shall first be entitled to receive payments in full in cash or Cash Equivalents of all amounts payable under Guarantor Senior Indebtedness (including, with respect to Designated Senior Indebtedness guaranteed by such Subsidiary Guarantor, any interest accruing after the commencement of any such proceeding at the rate specified in the applicable Designated Senior Indebtedness whether or not interest is an allowed claim enforceable against the Company in any such proceeding) before the Holders will be entitled to receive any payment with respect to the Guarantee (excluding Permitted Subor-dinated Reorganization Securities), and until all Obliga-tions with respect to the Guarantor Senior Indebtedness are paid in full in cash or Cash Equivalents, any distri-bution to which the Holders would be entitled (excluding Permitted Subordinated Reorganization Securities) shall be made to the holders of Guarantor Senior Indebtedness; pro-vided, however, that no payment by any other Subsidiary Guarantor or the Company shall constitute payment on behalf of such Subsidiary Guaranty for purposes of this
     Section 12.03(a);

          (b) any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled (excluding Permitted Subordinated Indebtedness) except for the provisions of this Article Twelve, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor or their Representative, ratably according to the respec-tive amounts of such Guarantor Senior Indebtedness remain-ing unpaid held or represented by each, until all such Guarantor Senior Indebtedness remaining unpaid shall have been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness;

          (c) in the event that, notwithstanding the fore-going, any payment or distribution of assets of such Sub-sidiary Guarantor of any kind or character, whether in cash, property or securities, shall be received by the

     Trustee or the Holders or any Paying Agent in respect of payment of the Guarantee before all Guarantor Senior Indebtedness of such Subsidiary Guarantor is paid in full in cash or Cash Equivalents, such payment or distribution (subject to the provisions of Sections 12.06 and 12.07) shall be received, segregated from other funds, and held in trust by the Trustee or such Holder or Paying Agent for the benefit of, and shall immediately be paid over to, the holders of such Guarantor Senior Indebtedness or their Representative, ratably according to the respective amounts of such Guarantor Senior Indebtedness held or rep-resented by each, until all such Guarantor Senior Indebt-edness remaining unpaid shall have been paid in full in cash or Cash Equivalents, after giving effect to any con-current payment or distribution to the holders of Guaran-tor Senior Indebtedness. Notwithstanding anything to the contrary contained herein, in the absence of its gross negligence or wilful misconduct, the Trustee shall have no duty to collect or retrieve monies previously paid by it in good faith; provided that this sentence shall not affect the obligation of any other party receiving such payment to hold such payment for the benefit of, and to pay over such payment over to, the holders of such Guaran-tor Senior Indebtedness or their Representative.

          Each Subsidiary Guarantor shall give prompt notice to the Trustee prior to any dissolution, winding up, total or par tial liquidation or total or reorganization (including, without limitation, in bankruptcy, insolvency, or receivership proceed ings or upon any assignment for the benefit of creditors or any other marshalling of such Subsidiary Guarantor's assets and liabilities).

SECTION 12.04.  Holders of Guarantee Obligations To Be
                Subrogated to Rights of Holders of
                Guarantor Senior Indebtedness.

          Subject to the payment in full in cash or Cash Equiv-alents of all Guarantor Senior Indebtedness, the Holders of Guarantee Obligations of a Subsidiary Guarantor shall be subrogated to the rights of the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor to receive payments or distributions of assets of such Subsidiary Guarantor appli-cable to such Guarantor Senior Indebtedness until all amounts owing on or in respect of the Guarantee Obligations shall be paid in full in cash, and for the purpose of such subrogation no payments or distributions to the holders of such Guarantor

Senior Indebtedness by or on behalf of such Subsidiary Guaran-tor, or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders, shall, as between such Subsidiary Guarantor and the Holders, be deemed to be payment by such Subsidiary Guarantor to or on account of such Guarantor Senior Indebtedness, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the rela-tive rights of the Holders, on the one hand, and the holders of such Guarantor Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under such Guarantor Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distribu-tions received by such holders of such Guarantor Senior Indebt-edness in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebted-ness in full in cash or Cash Equivalents.

SECTION 12.05.  Obligations of the Subsidiary
                Guarantors Unconditional.

          Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as between the Subsidiary Guarantors and the Holders, the obligation of the Subsidiary Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and cred-itors of the Subsidiary Guarantors other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve, of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of the Subsidiary Guarantors received upon the exercise of any such remedy. Upon any payment or distribution of assets of any Subsidiary Guaran-tor referred to in this Article Twelve, the Trustee, subject to the provisions of Sections 8.01 and 8.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other person making any payment or distri-bution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such pay-ment or distribution, the holders of Guarantor Senior Indebted-ness and other Indebtedness of any Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. Nothing in this Section 12.05 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 8.07.

SECTION 12.06.  Trustee Entitled to Assume Payments
                Not Prohibited in Absence of Notice.

          The Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee or any Paying Agent shall have received notice thereof from the Company or any Subsidiary Guarantor or from one or more holders of Guarantor Senior Indebtedness or from any Rep-resentative therefor and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 8.01 and 8.02, shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION 12.07. Application by Trustee of Assets Deposited with It.

          U.S. Legal Tender or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accor-dance with Sections 9.01 and 9.02 shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provi-sions of this Article Twelve. Otherwise, any deposit of assets or securities by or on behalf of a Subsidiary Guarantor with the Trustee or any Paying Agent (whether or not in trust) for payment of the Guarantee shall be subject to the provisions of this Article Twelve; provided that if prior to the second Busi-ness Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any pur-pose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the notice provided for in Section 12.06, then the Trus-tee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary received by it on or after such date. The foregoing shall not apply to the Paying Agent if the Com-pany or any Subsidiary or Affiliate of the Company is acting as Paying Agent. Nothing contained in this Section 12.07 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by this Article Twelve.

SECTION 12.08.  No Waiver of Subordination Provisions.

          (a) No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Sub-sidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by any Sub-sidiary Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b)  Without limiting the generality of subsection
(a) of this Section 12.08, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordi-nation provided in this Article Twelve or the obligations here-under of the Holders of the Securities to the holders of Guar-antor Senior Indebtedness, do any one or more of the following:
(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebt-edness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding;
(2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Guarantor Senior Indebtedness; and
(4) exercise or refrain from exercising any rights against the Company and any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Seven hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

SECTION 12.09.  Holders Authorize Trustee to Effectuate
                Subordination of Guarantee Obligations.

          Each Holder of the Guarantee Obligations by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appro-priate to effect the subordination provisions contained in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of any Subsidiary Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Sub-sidiary Guarantor) tending towards liquidation or reorganiza-tion of the business and assets of any Subsidiary Guarantor, the immediate filing of a claim for the unpaid balance under its or his Guarantee Obligations in the form required in said proceedings and cause said claim to be approved. If the Trus-tee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expira-tion of the time to file such claim or claims, then the holders of the Guarantor Senior Indebtedness or their Representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Guarantee Obligations. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Represen-tative to authorize or consent to or accept or adopt on behalf of any holder of Guarantee Obligations any plan of reorganiza-tion, arrangement, adjustment or composition affecting the Guarantee Obligations or the rights of any Holder thereof, or to authorize the Trustee or the holders of Guarantor Senior Indebtedness or their Representative to vote in respect of the claim of any holder of Guarantee Obligations in any such proceeding.

SECTION 12.10.  Right of Trustee to Hold Guarantor
                Senior Indebtedness.

          The Trustee shall be entitled to all of the rights set forth in this Article Twelve in respect of any Guarantor Senior Indebtedness at any time held by it to the same extent as any other holder of Guarantor Senior Indebtedness, and noth-ing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 12.11.  No Suspension of Remedies.

          The failure to make a payment in respect of the Guar-antees by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 7.01.

          Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursu-ant to Article Seven or to pursue any rights or remedies here-under or under applicable law, subject to the rights, if any, under this Article Twelve of the holders, from time to time, of Guarantor Senior Indebtedness.

SECTION 12.12.  No Fiduciary Duty of Trustee to Holders
                of Guarantor Senior Indebtedness.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or gross negligence) if it shall in good faith mis-takenly pay over or deliver to the holders of Guarantee Obliga-tions or the Company or any other person, money or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise. Noth-ing in this Section 12.12 shall affect the obligation of any person other than the Trustee to hold such payment for the benefit of, and to pay such payment over to, the holders of Guarantor Senior Indebtedness or their Representative.


                                ARTICLE THIRTEEN

                                 MISCELLANEOUS


SECTION 13.01.  TIA Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section
3.18(c) of the TIA, the imposed duties shall control.

SECTION 13.02.  Notices.

          Any notices or other communications required or per-mitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or reg-istered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company or any Subsidiary Guarantor:

          c/o The Yucaipa Companies
          10000 Santa Monica Boulevard
          Fifth Floor
          Los Angeles, California 90067
          Attention:  Mark A. Resnik

          if to the Trustee:

          United States Trust Company of New York
          114 West 47th Street
          New York, New York  10036-1532

          Attention:  Corporate Trust Division

          if to the Credit Agent:

          Bankers Trust Company


          Attention:  [               ]

          Each of the Company, the Trustee, the Subsidiary Guarantors and the Credit Agent by written notice to each other such person may designate additional or different addresses for notices to such person. Any notice or communication to the Company, the Trustee, the Subsidiary Guarantors and the Credit Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five
(5) calendar days after mailing if sent by registered or certi-fied mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Security-holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registra-tion books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its suffi-ciency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03.  Communications by Holders with Other Holders.

          Securityholders may communicate pursuant to TIA
Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions
                Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opin-ion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compli-ance with a condition or covenant provided for in this Inden-ture, other than the Officers' Certificate required by
Section 5.07, shall include:

          (1) a statement that the person making such certifi-cate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such convenant or condition has been com-plied with; and

          (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Regis-trar may make reasonable rules for its functions.

SECTION 13.07.  Legal Holidays.

          A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, Los Angeles, Cali-fornia or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 13.08.  Governing Law.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the juris-diction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 13.09.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agree-ment may not be used to interpret this Indenture.

SECTION 13.10.  No Recourse Against Others.

          A director, officer, employee, stockholder or incor-porator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION 13.11.  Successors.

          All agreements of the Company and each Subsidiary
Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.12.  Duplicate Originals.

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.13.  Severability.

          In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.14.  No Violation.

          Notwithstanding the provisions of this Indenture, in no event shall any transaction, agreement, payment or other event to be consummated, entered into or made in connection with the Acquisition or any financing thereof (including with out limitation the transaction referred to in Section 6.01(c)) be considered a violation of any provision of this Indenture or constitute a Change of Control hereunder.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corpo-rate seals to be hereunto affixed and attested, all as of the date first written above.

Dated:  January   , 1995


                              FOOD 4 LESS SUPERMARKETS, INC.

                              By:  ____________________________
                                 Name:
                                 Title:

Attest:  ___________________

                              UNITED STATES TRUST COMPANY
                              OF NEW YORK,
                              as Trustee

                              By:  ____________________________
                                 Name:
                                 Title:


Attest:  ____________________

                              SUBSIDIARY GUARANTORS:

                              CALA CO.
                              CALA FOODS, INC.
                              BELL MARKETS, INC.
                              FOOD 4 LESS OF SOUTHERN
                                   CALIFORNIA, INC.
                              ALPHA BETA COMPANY
                              FOOD 4 LESS OF CALIFORNIA, INC.
                              FALLEY'S, INC.
                              BAY AREA WAREHOUSE STORES, INC.
                              FOOD 4 LESS MERCHANDISING, INC.
                              FOOD 4 LESS GM, INC.

                              By:  ____________________________
                                 Name:
                                 (for each of the above-
                                 listed Subsidiary Guarantors)
Attest:  _____________________
          (for each of the
          above-listed
          Subsidiary Guarantors)

                                                                       EXHIBIT A



                                 [FORM OF NOTE]

                         FOOD 4 LESS SUPERMARKETS, INC.

                         ___% Senior Subordinated Notes
                                    due 2005

No.                                                 $

          FOOD 4 LESS SUPERMARKETS, INC., a Delaware corpora-
tion (the "Company", which term includes any successor corpora-
tion), for value received promises to pay to
or registered assigns, the principal sum of         Dollars, on
          , 2005.

          Interest Payment Dates:             and        .

          Record Dates:             and        .

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Secu-rity to be signed manually or by facsimile by its duly autho-rized officers.

Dated:


Attest:                       FOOD 4 LESS SUPERMARKETS, INC.



- --------------------------    By: --------------------------
Name:                             Name:
Title:                            Title:

       [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

          This is one of the Securities described in the within-mentioned Indenture.


                              UNITED STATES TRUST COMPANY
                              OF NEW YORK,
                              as Trustee



                              By_______________________________
                                      Authorized Signatory

                         FOOD 4 LESS SUPERMARKETS, INC.

                          % Senior Subordinated Notes
                                    due 2005
1.   Interest.

          FOOD 4 LESS SUPERMARKETS, INC., a Delaware corpora-tion (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semi-annually on February 1 and August 1 of each year (the "Interest Payment Date"), commencing on August 1, 1995. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the Secu-rities. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The Company shall pay interest on overdue principal and interest on overdue installments of interest, to the extent lawful, at a rate equal to the rate of interest otherwise pay-able on the Securities.

2.   Method of Payment.

          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the regis-tered Holders at the close of business on the Record Date imme-diately preceding the Interest Payment Date even if the Securi-ties are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments.
The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. Notwithstanding the foregoing, the Company shall pay or cause to be paid all amounts payable with respect to non-DTC eligible Securities by wire transfer of Federal funds to the account of the Holders of such Securities.

3.   Paying Agent and Registrar.

          Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its

Subsidiaries may, subject to certain exceptions, act as Paying
Agent, Registrar or co-Registrar.

4.   Indenture and Guarantees.

          The Company issued the Securities under an Indenture,
dated as of           , 1995 (the "Indenture"), among the Com-
pany, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless other-wise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are gen eral unsecured obligations of the Company limited in aggregate principal amount to $450,000,000. Payment on each Security is guaranteed on a senior subordinated basis, jointly and sever-ally, by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture.

5.   Optional Redemption.

          On or after February 1, 2000 the Securities may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the applicable percentage of the principal amount thereof set forth below, together with accrued and unpaid interest to the Redemp-tion Date, if redeemed during the 12 months commencing on February 1 in the years set forth below:

[CAPTION]

          Year                     Percentage
          ----                     ----------
          2000..................      -   %
          2001..................      -   %
          2002 and thereafter...       100%

          In addition, on or prior to February 1, 1998, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offering to redeem up to an aggregate of 35% of the principal amount of the Securities originally issued, at
a redemption price equal to        % of the principal amount
thereof plus accrued and unpaid interest, if any, to the redemption date.

          The documents evidencing Senior Indebtedness will restrict the Company's ability to optionally redeem the Securities.

6.   Notice of Redemption.

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. In order to effect a redemption with the proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of such Public Equity Offering. Securities in denominations larger than $1,000 may be redeemed in part.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Secu-rities called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article Four or Article Twelve of the Indenture, then, unless the Company defaults in the payment of such Redemption Price, the Securities called for redemption will cease to bear inter-est and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7.   Change of Control Offer.

          Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of such Holder's Securities pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase. The Company shall not be required to repurchase Securities until it has complied with its covenants to repay in full all Indebted-ness of the Company and its Subsidiaries under the Credit Agreement or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted its offer to repay such Indebtedness or to obtain the requisite consent under the Credit Agreement to permit the repurchase of the Securities pursuant to a Change of Control Offer. In addi-tion, prior to purchasing the Securities tendered in a Change of Control Offer, the Company shall purchase all Senior F4L Notes (or permitted refinancings thereof) which it is required to purchase by reason of such Change of Control.

8.   Limitation on Asset Sales.

          Under certain circumstances the Company is required to apply the net proceeds from Asset Sales to the repayment of

Pari Passu Indebtedness or Senior Indebtedness, to make Related Business Investments, an investment in properties and assets that replace the properties and assets that are the subject of such Asset Sale, an investment in properties and assets that will be used in the business of the Company and its Subsidiar-ies existing on the Issue Date or in a business reasonably related thereto or to purchase in a Net Proceeds Offer (at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase) such aggregate principal amount of Securities which, when added to the accrued interest thereon, shall be equal to the net proceeds required to be applied thereto.

9.   Denominations; Transfer; Exchange.

          The Securities are in registered form, without cou-pons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities or por-tions thereof selected for redemption.

10.  Persons Deemed Owners.

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.  Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.

          If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Securities to redemp-tion or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (includ-ing the financial covenants, but excluding its obligation to pay the principal of and interest on the Securities).

13.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture, the Securities and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstand-ing, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Hold-ers of a majority in aggregate principal amount of the Securi-ties then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Inden-ture or the Securities to, among other things, cure any ambigu-ity, defect or inconsistency, provide for uncertificated Secu-rities in addition to or in place of certificated Securities, comply with Article Six or Section 11.06 of the Indenture, or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not adversely affect the rights of any Holder of a Security.

14.  Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock and merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limita-tions are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.  Subordination.

          The Securities will be subordinated in right of pay-ment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Company. The Guarantees are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of Guarantor Senior Indebtedness (as defined in the Indenture). To the extent and in the manner provided in the Indenture, Senior Indebtedness, and in the case of payment by a Subsidiary Guarantor, Guarantor Senior Indebtedness, must be paid before any payment may be made to any Holder of this Security. Any Securityholder by accepting this Security agrees to the subor-dination and authorizes the Trustee to give it effect.

16.  Successors.

          When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the prede-cessor will be released from those obligations.

17.  Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Secu-rities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as pro-vided in the Indenture. The Trustee may require indemnity sat-isfactory to it before it enforces the Indenture or the Securi-ties. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an Accelerated Pay-
ment) if it determines that withholding notice is in their interest.

18.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securi-ties and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

19.  No Recourse Against Others.

          No stockholder, director, officer, employee or incor-porator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Secu-rity by accepting a Security waives and releases all such lia-bility. The waiver and release are part of the consideration for the issuance of the Securities.

20.  Authentication.

          This Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authen-tication on this Security.

21.  Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= ten-ants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Com-mittee on Uniform Security Identification Procedures, the Com-pany will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Inden-ture. Requests may be made to: Food 4 Less Supermarkets, Inc., c/o The Yucaipa Companies, 10000 Santa Monica Boulevard, Fifth Floor, Los Angeles, California 90067, Attn: Mark Resnik.

       [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                  SENIOR SUBORDINATED GUARANTEE

          The Subsidiary Guarantors (as defined in the Inden-ture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor per-son under the Indenture) have unconditionally guaranteed on a senior subordinated basis (such guarantee by each Subsidiary Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or other-wise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven and Article Twelve of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of each Subsidiary Guarantor to the Holders of Securities and to the Trustee pursuant to the Guar-antee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner pro-vided, in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

          No stockholder, officer, director or incorporator, as such, past, present or future, of any Subsidiary Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual sig-nature of one of its authorized officers.



                              SUBSIDIARY GUARANTORS:

                              CALA CO.
                              CALA FOODS, INC.
                              BELL MARKETS, INC.
                              FOOD 4 LESS OF SOUTHERN
                                CALIFORNIA, INC.
                              ALPHA BETA COMPANY
                              FOOD 4 LESS OF CALIFORNIA, INC.
                              FALLEY'S, INC.
                              FOOD 4 LESS MERCHANDISING, INC.
                              BAY AREA WAREHOUSE STORES, INC.
                              FOOD 4 LESS GM, INC.

                              By:______________________________
                                 Name:
                                 (for each of the above-listed
                                 Subsidiary Guarantors)


                              By:______________________________
                                 Name:
                                 (for each of the above-listed
                                 Subsidiary Guarantors)

                              [FORM OF ASSIGNMENT]


I or we assign this Security to

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________
    (Print or type name, address and zip code of assignee)


Please insert Social Security or other
  identifying number of assignee


_______________________________________

and irrevocably appoint _______________________ agent to trans-fer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:____________________ Signed:____________________________


______________________________________________________________
          (Sign exactly as your name appears on
          the front of this Security)


Signature Guarantee:__________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Security purchased
by the Company pursuant to Section 5.15 or Section 5.16 of the
Indenture, check the appropriate box:
Section 5.15 [     ] Section 5.16 [   ]

          If you want to elect to have only part of this Secu-rity purchased by the Company pursuant to Section 5.15 or
Section 5.16 of the Indenture, state the amount:


$


Date:__________     Signature:____________________________
                              (Sign exactly as your name
                              appears on the front of
                              this Security)



Signature Guarantee:______________________________________